                                                            EXHIBIT 10.2


                     AMENDED AND RESTATED LOAN AGREEMENT

                        dated as of December 31, 2004

                                    among

                         K-V PHARMACEUTICAL COMPANY,

                          PARTICLE DYNAMICS, INC.,

                            ETHEX CORPORATION and

                             THER-RX CORPORATION

                                as Borrowers,

                          THE LENDERS NAMED HEREIN,

                                 as Lenders,

                     LASALLE BANK NATIONAL ASSOCIATION,

                                  as Agent,

                                     and

                              CITIBANK, F.S.B.,

                           as Documentation Agent





                              TABLE OF CONTENTS

                                                                           PAGE


1.       DEFINITIONS AND TERMS................................................2

         1.1      Certain Definitions.........................................2

         1.2      Certain UCC and Accounting Terms...........................14

2.       LOANS: LENDERS' COMMITMENTS AND BORROWING PROCEDURES................15

         2.1      Revolving Credit Commitment................................15

         2.2      Term Loan Commitments......................................15

         2.3      Borrowing Procedures under the Revolving Credit
                  Commitment.................................................15

         2.4      Supplemental Credit Commitment.............................16

         2.5      Borrowing Procedures for Supplemental Loans................16

         2.6      Disbursement of Funds......................................17

         2.7      L/C Commitment.............................................17

         2.8      Letter of Credit Procedures................................17

3.       LOANS:  NOTES EVIDENCING LOANS......................................20

         3.1      Revolving Note.............................................20

         3.2      Term Notes.................................................20

         3.3      Supplemental Notes.........................................21

         3.4      Recordation................................................21

4.       LOANS:  AMOUNTS; INTEREST; BALANCES.................................21

         4.1      Applicable Borrowing Amounts; Interest Rates; Default
                  Rate.......................................................21

         4.2      Computation of Interest....................................22

         4.3      Conversion and Reborrowing of Loans........................22

         4.4      Change of Law..............................................22

         4.5      Unavailability of Deposits or Inability to Ascertain the
                  LIBOR Rate or Adjusted LIBOR Rate..........................23

         4.6      Yield Protection, Etc......................................23

         4.7      Funding Indemnity..........................................24

         4.8      Discretion of Lender as to Manner of Funding...............25

         4.9      Interest Laws..............................................25

         4.10     Letter of Credit Fees......................................25

5.       LOANS:  GENERAL TERMS...............................................26

         5.1      Payments to Agent; Defaulting Lenders......................26

                                     i


                              TABLE OF CONTENTS
                                 (continued)
                                                                           PAGE

         5.2      Automatic Debit............................................27

         5.3      Application of Payment.....................................27

         5.4      Net Payments...............................................27

         5.5      Payment to the Lenders; Pro Rata Treatment; Lending
                  Offices....................................................29

         5.6      Non-Receipt of Funds by the Agent..........................29

         5.7      Conditions Precedent Events................................29

         5.8      Offset; Ratable Payments...................................30

         5.9      Credit Termination Date; Continuance of Obligations, etc...30

         5.10     Loan Evidence..............................................30

         5.11     Over-Advances..............................................30

         5.12     Unused Portion Fee.........................................31

         5.13     Prepayment.................................................31

         5.14     Transaction Fee............................................32

         5.15     Agent's Fee................................................32

         5.16     Due Date Extension.........................................32

6.       LOANS:  CONDITIONS TO LENDING.......................................32

         6.1      Initial Loan Conditions Precedent..........................32

7.       COLLATERAL FOR TERM LOANS:  GENERAL TERMS...........................34

         7.1      Grant of Security Interest.................................34

         7.2      Perfection of Security Interests...........................34

         7.3      Inspection of LaSalle Collateral...........................34

         7.4      First Lien and Location of LaSalle Collateral..............35

         7.5      Constructive Trust.........................................35

         7.6      Application of Proceeds of LaSalle Collateral..............35

         7.7      Third-Party Collateral Claims..............................35

         7.8      No Custom or Waiver........................................36

8.       REPRESENTATIONS AND WARRANTIES; COVENANTS...........................36

         8.1      Representations and Warranties of Borrower.................36

         8.2      Affirmative Covenants......................................41

         8.3      Negative Covenants.........................................46

                                     ii


                              TABLE OF CONTENTS
                                 (continued)
                                                                           PAGE

         8.4      Maintenance of Accounts....................................48

9.       DEFAULT.............................................................48

         9.1      Events of Default..........................................48

         9.2      Cumulative Remedies........................................49

         9.3      Acceleration and Termination of Loans......................49

         9.4      Rights of Creditor.........................................49

         9.5      Injunctive Relief..........................................49

10.      THE AGENT...........................................................50

         10.1     Appointment, Powers and Immunities.........................50

         10.2     Reliance by Agent..........................................50

         10.3     Defaults...................................................51

         10.4     Rights as a Lender.........................................51

         10.5     Indemnification............................................51

         10.6     Non-Reliance on Agent and other Lenders....................51

         10.7     Failure to Act.............................................52

         10.8     Resignation or Removal of Agent............................52

         10.9     Sub-Agents.................................................52

         10.10    Documentation Agent........................................52

11.      GENERAL.............................................................52

         11.1     Payment Application Date...................................52

         11.2     Statement of Account.......................................52

         11.3     Manner of Application; Waiver of Setoff Prohibition........53

         11.4     Survival of Representations and Warranties.................53

         11.5     Integration; Amendment; Assignment.........................53

         11.6     No Waiver..................................................55

         11.7     Severability...............................................56

         11.8     Successors and Assigns.....................................56

         11.9     Conflict with Other Agreements.............................56

         11.10    No Impairment by Termination...............................56

                                    iii


                              TABLE OF CONTENTS
                                 (continued)
                                                                           PAGE

         11.11    Waivers....................................................56

         11.12    Costs, Fees and Expenses Related to Agreement and
                  Other Agreements...........................................56

         11.13    Environmental Indemnity....................................57

         11.14    Release....................................................57

         11.15    Governing Law..............................................57

         11.16    Notices....................................................57

         11.17    FORUM; AGENT; VENUE; JURY TRIAL WAIVER.....................57

         11.18    Other Costs, Fees and Expenses.............................58

         11.19    Revival....................................................58

         11.20    Acknowledgments............................................58

         11.21    Section Headings...........................................59

         11.22    Counterparts...............................................59

         11.23    Effectiveness..............................................59

         11.24    Reimbursement Among Borrowers..............................59

         11.25    Joint and Several Liability................................59

         11.26    Patriot Act, Bank Secrecy Act and Office of Foreign
                  Assets Control.............................................59

                                    iv


LIST OF EXHIBITS
----------------

Exhibit 1.1       -    Commitments of the Lenders
Exhibit 3.1       -    Form of Revolving Note
Exhibit 3.2       -    Form of Supplemental Note
Exhibit 7.4       -    Location of LaSalle Collateral
Exhibit 8.1(n)    -    Environmental Matters
Exhibit 8.1(r)    -    Subsidiaries
Exhibit 8.1(s)    -    Labor
Exhibit 8.1(v)    -    Credit Agreements
Exhibit 8.3(a)    -    Permitted Liens
Exhibit 8.3(b)    -    Permitted Acquisitions
Exhibit 8.3(d)    -    Permitted Investments
Exhibit 11        -    Form of Assignment Agreement


                                     v


                     AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made as of the 31st day of December, 2004, by and among K-V PHARMACEUTICAL COMPANY, a Delaware corporation ("K-V"), PARTICLE DYNAMICS, INC., a New York corporation ("PDI"), ETHEX CORPORATION, a Missouri corporation ("Ethex"), and THER-Rx CORPORATION, a Missouri corporation ("Ther-Rx"), jointly and severally (K-V, PDI, Ethex and Ther-Rx are sometimes referred to herein collectively as the "Borrowers" and individually as "Borrower"), each of the lending institutions that is party hereto (individually, a "Lender" and collectively, the "Lenders"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent") and CITIBANK, F.S.B., as documentation agent for the Lenders ("Documentation Agent").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, K-V owns 100% of the issued and outstanding capital stock of PDI, Ethex and Ther-Rx;

         WHEREAS, K-V directly markets and distributes generic pharmaceutical products through Ethex, its wholly-owned subsidiary;

         WHEREAS, K-V directly markets and distributes branded pharmaceutical products through Ther-Rx, its wholly-owned subsidiary;

         WHEREAS, K-V develops and markets specialty pharmaceutical raw materials, including directly compressible and microencapsulated ingredients used in pharmaceutical processing through its other wholly owned subsidiary, PDI;

         WHEREAS, K-V manufactures such pharmaceutical products for itself, for Ethex, for PDI and for THER-Rx, and Ethex, PDI and THER-Rx purchase certain products from K-V;

         WHEREAS, K-V, PDI, Ther-Rx and Ethex each derive and shall all derive a material benefit from their respective relationships with each other and from the funds to be borrowed and the other financial accommodations from the Lenders to Borrowers;

         WHEREAS, neither K-V, PDI, Ther-Rx nor Ethex could borrow the necessary funds from the Lenders on as favorable terms as herein set forth without the benefits of the co-obligations of the other entities;

         WHEREAS, the Borrowers and LaSalle previously entered into that certain Loan Agreement dated as of June 18, 1997, as amended (collectively, the "Prior Loan Agreement") and now desire to amend and restate the Prior Agreement to, among other things, (i) provide for the addition of certain Lenders to the Agreement, (ii) increase the amount of the Revolving Credit Commitment from $40,000,000 to $80,000,000, and (iii) increase the amount of the Supplemental Credit Commitment from $30,000,000 to $60,000,000; and


         WHEREAS, pursuant to Borrowers' request, the Lenders are willing to lend monies to Borrowers under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, Borrowers agree to borrow from Lenders, and Agent agrees to lend to Borrowers, subject to and upon the following terms and conditions:

                          1. DEFINITIONS AND TERMS

         1.1     Certain Definitions. The following words, terms and/or phrases
                 -------------------
shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

         "Adjusted LIBOR Rate" shall mean a rate per annum determined
          -------------------
pursuant to the following formula:

              Adjusted LIBOR Rate =              LIBOR
                                     -----------------------------
                                       100% - Reserve Percentage

         "Affiliate" means any Person (a) that directly or indirectly,
          ---------
through one or more intermediaries, controls or is controlled by, or is under common control with any Borrower or one or more Affiliates, (b) that directly or beneficially owns or holds 10% or more of any equity interest in any Borrower or one or more Affiliates or (c) 10% or more of whose voting stock (or in the case of a Person which is not a corporation, 10% or more of any equity interest) is owned directly or beneficially or held by any Borrower or one or more Affiliates. For purposes of this definition and this Agreement, the term "control" shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body; provided, however, the term "Affiliate" shall not include Ethex, Ther-Rx or PDI for purposes of this Agreement.

         "Applicable Lending Office" means the "Lending Office" of a Lender
          -------------------------
(or an Affiliate thereof) designated on the signature pages hereof or such other office of a Lender (or an Affiliate thereof) as a Lender may from time to time specify to Borrowers as the office by which its Loans are to be made and maintained.

         "Assignment of Rents" means those certain Assignments of Rents and
          -------------------
Leases executed by K-V in favor of LaSalle (a) in the case of the Metro Court Properties, each dated as of June 24, 1997, as amended by those certain First Amendments to Assignment of Rents and Leases dated as of December 21, 2001, (b) in the case of the Lakefront Drive Property, dated as of March 11, 1999, as amended by that certain First Amendment to Assignment of Rents and Leases dated as of December 20, 2002, and (c) in the case of the Corporate Woods Property, dated as of April 28, 2003, as each of the same may be further amended, modified or restated from time to time. It is understood and agreed that each Assignment of Rents shall serve as collateral security solely for the Term Loans of LaSalle and no other Loans hereunder.

                                     2

         "Authorized Officer" means Victor M. Hermelin, Chairman of the
          ------------------
Board of K-V, Marc S. Hermelin, Vice Chairman and CEO of K-V, Gerald R. Mitchell, Vice President and CFO of K-V and Richard H. Chibnall, Vice President-Finance of K-V.

         "Base Rate" means the rate of interest (expressed as a percentage
          ---------
per annum) most recently announced or published publicly from time to time by Agent as its prime lending rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Agent on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Base Rate shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Agent's Base Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

         "Base Rate Loan" shall mean a Loan bearing interest as specified in
          --------------
Paragraph 4.1(a).
----------------

         "Borrowers' Liabilities" means all obligations and liabilities of
          ----------------------
each Borrower in the aggregate to Agent and the Lenders (including, without limitation, all debts, claims, indebtedness and Hedging Obligations) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

         "Business Day" means (i) for all purposes other than as covered by
          ------------
clause (ii) below, any day on which commercial banking institutions are open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, a LIBOR Loan, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank eurodollar market.

         "Capital Expenditures" means the cost of acquiring any fixed
          --------------------
assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor which have a useful life of more than one year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

         "Cash Collateralize" means to deliver cash collateral to the Agent,
          ------------------
to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

         "Charges" means all national, federal, state, county, city,
          -------
municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrowers' Liabilities, Borrowers' businesses, Borrowers' ownership and/or use of Borrowers' assets, income and/or gross receipts.

         "Closing Date" means December 31, 2004.
          ------------

         "Code" means the Internal Revenue Code of 1986, as amended from
          ----
time to time and the regulations promulgated and the rulings issued thereunder.

                                     3


         "Commitment" means, as to each Lender, the obligations of such
          ----------
Lender to make Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Lenders set forth on
Exhibit 1.1 hereof.
-----------

         "Conversion Date" means the Business Day on which a Base Rate Loan
          ---------------
is converted to a LIBOR Loan.

         "Corporate Woods Property" means that certain parcel of real
          ------------------------
property owned by K-V located at One Corporate Woods Drive, St. Louis,
Missouri.

         "Debt" means all of a Person's liabilities, obligations and
          ----
indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Debt specifically includes (i) Funded Debt, (ii) liabilities in respect of unfunded vested benefits under Plans and Multiemployer Plans covered by Title IV of ERISA, and (iii) Hedging Obligations.

         "Default Rate" shall have the meaning assigned to such term in
          ------------
Paragraph 4.1(d) hereof.
----------------

         "Defaulting Lender" shall mean any Lender with respect to which a
          -----------------
Lender Default is in effect. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as it makes available to the Agent the amount of such Defaulting Lender's Loans and/or obligations to be paid with respect to Letters of Credit issued hereunder.

         "Early Termination Date" means the date, pursuant to Paragraph 9.3,
          ----------------------                              -------------
upon which, whether by notice or by right hereunder, the Lenders' obligations to extend credit hereunder is terminated.

         "EBITDA" means, with respect to any fiscal period of Borrowers,
          ------
Borrowers' aggregate (a) net income for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of (i) Interest Expense, (ii) income taxes, (iii) depreciation and (iv) amortization minus
(c) extraordinary gains, each determined on a consolidated basis and in accordance with GAAP consistently applied, but shall exclude the impact of any in-process research and development required to be expensed under United States GAAP, subject to the prior written approval of the Required Lenders in their sole discretion. In the event any Borrower consummates an acquisition (whether via stock purchase, asset purchase, merger or otherwise) (the Person or assets so acquired being referred to herein as the "Acquired Company"), EBITDA of Borrowers for the fiscal period during which such acquisition occurred and all other relevant "trailing" measuring periods shall be calculated to include the EBITDA of the Acquired Company on a pro-forma basis, for the relevant measuring periods as if such Acquired Company was a Borrower hereunder at all such times, to the extent the results of operations of such Acquired Asset are not reflected in Borrowers' Financials.

         "Environmental Claim" means any notice of violation, claim, demand,
          -------------------
abatement order or other order or direction (conditional or otherwise) by any Governmental Authority for any damage, including, without limitation, personal injury (including sickness, disease or death),

                                     4


tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, release of any Hazardous Material to the environment, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the occurrence of a Release by any Borrower (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, onto or related to any Facility, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials by any Borrower in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any Environmental Laws or any Governmental Authorizations by any Borrower relating to environmental matters in connection with the Facilities.

         "Environmental Indemnity Agreement" means those certain
          ---------------------------------
Environmental Indemnity Agreements between K-V and LaSalle for each of the Mortgaged Properties, dated as of June 28, 1997, in the case of the Metro Court Properties, March 11, 1999, in the case of the Lakefront Property and April 28, 2003, in the case of the Corporate Woods Property, as the same may be amended, modified or restated from time to time.

         "Environmental Laws" means all applicable statutes, ordinances,
          ------------------
orders, rules, regulations, or decrees and the like relating to (i) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner applicable to any Borrower or the Facilities, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented.

         "ERISA" means the Employee Retirement Income Security Act of 1974,
          -----
as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

         "ERISA Affiliate" means each trade or business (whether or not
          ---------------
incorporated) which together with any Borrower or an Affiliate would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer" under
Section 412(c)(11) of the Code.

         "ERISA Termination Event" means (i) a "Reportable Event" described
          -----------------------
in Section 4043 of ERISA (other than a "Reportable Event" not subject to the 30-day reporting requirement to the PBGC under applicable regulations), (ii) the withdrawal under Section 4063 or Section 4064 of ERISA of any Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, including a cessation of

                                     5


operations that is treated as a withdrawal by a "substantial employer" under
Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings under Section 4042 of ERISA to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of any Borrower is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administer, any Plan, or (vi) the partial or complete withdrawal pursuant to Section 4203 or Section 4205 of ERISA of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "Ethex" means Ethex Corporation, a Missouri corporation and wholly
          -----
owned Subsidiary of K-V.

         "Event of Default" shall have the meaning assigned to such term in
          ----------------
Paragraph 9.1 hereof.
-------------

         "Excess Interest" shall have the meaning assigned to such term in
          ---------------
Paragraph 4.9 hereof.
-------------

         "Facilities" means any and all real property (including, without
          ----------
limitation, all buildings, or other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by any Borrower or any of its respective successors and assigns, including, but not limited to, the Mortgaged Properties.

         "Financials" means those consolidated and internally-prepared
          ----------
consolidating financial statements of Borrowers heretofore or concurrently herewith delivered by or on behalf of Borrowers to Agent and the Lenders.

         "Fixed Charge Coverage Ratio" means, as of any date, the ratio of
          ---------------------------
(i) EBITDA, less income taxes paid in cash, to (ii) Fixed Charges.

         "Fixed Charges" means, for any period, the sum of total Interest
          -------------
Expense, scheduled principal payments on Funded Debt due in the next twelve month period and capital lease principal payments due in the next twelve month period.

         "Fixed Rate" means (a) seven and 57/100 percent (7.57%) with
          ----------
respect to Term Note A and (b) six and 27/100 percent (6.27%) with respect to Term Note B.

         "Fixed Rate Loan" shall mean a Loan bearing interest at the Fixed
          ---------------
Rate, as described in more detail in Paragraph 4.1(b) below.
                                     ----------------

         "Funded Debt" means, without duplication, (i) indebtedness for
          -----------
borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of all letters of credit issued for the account of any Borrower and, without duplication, all drafts drawn thereunder, (iv) obligations to pay the deferred purchase price of property or services, (v) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other of the kinds referred to in clauses (i) through (v) above, (vii) all net obligations under any interest rate swap agreements, any interest rate cap agreement, any interest rate collar agreement or other similar

                                     6


agreement or arrangement, and (viii) all obligations to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations).

         "Funded Debt Ratio" means, as of any date, the ratio of (i) total
          -----------------
interest bearing Funded Debt to (ii) EBITDA. It is understood and agreed that if any Borrower consummates an acquisition (whether via stock purchase, asset purchase, merger or otherwise), Funded Debt of Borrowers for the fiscal period during which such acquisition occurred and all other relevant measuring periods shall be calculated to include the Funded Debt of the acquired company, if applicable, for the relevant "trailing" measuring periods as if such acquired company was owned hereunder at all such times.

         "GAAP" shall mean United States generally accepted accounting
          ----
principles as in effect from time to time.

         "Governmental Authority" means any federal, state or local
          ----------------------
governmental authority, department, agency or court.

         "Governmental Authorization" means any permit, license,
          --------------------------
authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "Hazardous Materials" means (i) any chemical, material or substance
          -------------------
defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form (which is or could become friable), (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides or (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons.

         "Hedging Agreement" means any interest rate, currency or commodity
          -----------------
swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         "Hedging Obligation" means, with respect to any Person, any
          ------------------
liability of such Person under any Hedging Agreement.

         "Interest Expense" means, for any period, the sum of all interest
          ----------------
in respect of Debt of Borrowers accrued or capitalized during such period (whether or not actually paid during such period), determined on a consolidated basis and in accordance with GAAP.

                                     7


         "Interest Period" means, as to any LIBOR Loan, the period
          ---------------
commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Representative pursuant to Paragraph 2.3;
                                                         -------------
provided that:
--------

                           (a) if any Interest Period would otherwise end on
                  a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period that begins on a day for
                  which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (c) the Representative may not select any
                  Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and

                           (d) the Representative may not select any
                  Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan[s] scheduled to be outstanding after giving effect to such repayment.

         "Issuing Bank" means LaSalle.
          ------------

         "K-V" means K-V Pharmaceutical Company, a Delaware corporation.
          ---

         "Lakefront Drive Property" means that certain parcel of real
          ------------------------
property owned by K-V located at 13622 Lakefront Drive, St. Louis, Missouri.

         "LaSalle Collateral" shall have the meaning assigned to such term
          ------------------
in Paragraph 7.1 hereof.
   -------------

         "L/C Application" means, with respect to any request for the
          ---------------
issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Bank at the time of such request for the type of letter of credit requested.

         "Lender Default" means (a) the refusal (which has not been
          --------------
retracted) of a Lender to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payments hereunder or (b) a Lender having notified the Agent and/or the Representative that it does not intend to comply with the obligations to fund its Commitment hereunder. It is understood and agreed that a "Lender Default" shall not be deemed to occur as to a particular Lender if such Lender (a) notifies Agent in writing that it refuses to make available its portion of any incurrence of Loans because Borrowers have failed to satisfy the conditions precedent to the


                                     8


making of such Loan and (b) provides specific written evidence of such failure along with the aforesaid notice.

         "Letter of Credit" means a standby, commercial import or other
          ----------------
letter of credit at any time issued by Issuing Bank for the account of any Borrower.

         "Letter of Credit Maturity Date" means October 15, 2006.
          ------------------------------

         "Letter of Credit Termination Date" means the earliest to occur of
          ---------------------------------
(i) the Letter of Credit Maturity Date or (ii) the Early Termination Date.

         "Liabilities" means, as of any date, the aggregate amount of all
          -----------
liabilities of Borrowers, determined on a consolidated basis and in accordance with GAAP.

         "LIBOR" means a rate of interest equal to the per annum rate of
          -----
interest at which United States dollar deposits in an amount comparable to the principal balance of this Note and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period, as displayed in the Bloomberg Financial Markets system, or other authoritative source selected by the Bank in its sole discretion, divided by a number determined by subtracting from 1.00 the maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, such rate to remain fixed for such Interest Period. The Bank's determination of LIBOR shall be conclusive, absent manifest error.

         "LIBOR Loan" means all or a portion of a Loan bearing interest with
          ----------
respect to the Adjusted LIBOR Rate as specified in Paragraph 4.1(c).
                                                   ----------------

         "LIBOR Margin" means (a) one and three-quarters percent (1.75%)
          ------------
with respect to any LIBOR Loan made pursuant to the Revolving Credit Commitment; provided, however, so long as no Event of Default has occurred, such percentage shall be decreased to one and one-half percent (1.50%) as of the first day of each quarterly accounting period if and to the extent that Borrowers' Funded Debt Ratio for the most recently ended quarterly accounting period is less than 1.00:1.0, as reported on Borrowers'
compliance certificate for such most recently ended quarterly accounting period delivered in accordance with Paragraph 8.2(d)(v), and (b) two percent
                                    -------------------
(2.00%) with respect to any LIBOR Loan made pursuant to Term Loan Commitment C.

         "Lien" means, with respect to any asset of Borrower, any mortgage,
          ----
pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

         "Loan" or "Loans" means and includes Letters of Credit issued and
          ----      -----
all Base Rate Loans, Fixed Rate Loans and LIBOR Loans made hereunder, unless the context in which such term is used shall otherwise require.

                                     9


         "Make Whole Amount" shall have the meaning assigned to such term in
          -----------------
Paragraph 5.13 hereof.
--------------

         "Master Letter of Credit Agreement" means, at any time, with
          ---------------------------------
respect to the issuance of Letters of Credit, that certain Master Letter of Credit Agreement dated September 6, 2001 among one or more to the Borrowers and Issuing Bank.

         "Maturity Date" means (a) in the case of the Revolving Credit
          -------------
Commitment, the Revolving Credit Maturity Date, (b) in the case of each of Term Loan A, Term Loan B and Term Loan C, the Term Loan Maturity Date, and
(c) in the case of the Supplemental Credit Commitment, the Supplemental Credit Maturity Date, as applicable.

         "Maximum Rate" shall have the meaning assigned to such term in
          ------------
Paragraph 4.9 hereof.
-------------

         "Metro Court Properties" means those certain parcels of real
          ----------------------
property owned by K-V located at 10850-10862 Metro Court and 10876-10888 Metro Court, respectively, in the City of Maryland Heights, St. Louis County, Missouri.

         "Mortgaged Properties" means the Metro Court Properties, the
          --------------------
Lakefront Property and the Corporate Woods Property in which K-V has granted a first priority security interest solely to LaSalle pursuant to each of the Mortgages as security for each of the Term Loans.

         "Mortgages" means (a) for each of the Metro Court Properties, those
          ---------
certain Missouri Future Advance Deeds of Trust and Security Agreements made by K-V in favor of LaSalle dated as of June 24, 1997, as amended by those certain First Amendments to Missouri Future Advance Deeds of Trust and Security Agreements dated as of December 21, 2001, (b) for the Lakefront Drive Property, that certain Missouri Future Advance Deed of Trust and Security Agreement made by K-V in favor of LaSalle dated as of March 11, 1999, as amended by that certain First Amendment to Missouri Future Advance Deed of Trust and Security Agreement dated as of December 20, 2002, and (c) for the Corporate Woods Property, that certain Missouri Future Advance Deed of Trust and Security Agreement made by K-V in favor of LaSalle dated as of April 28, 2003, as each of the same may be further amended, restated or modified from time to time. It is understood and agreed that each Mortgage shall serve as collateral security solely for the Term Loans of LaSalle and no other Loans hereunder.

         "Multiemployer Plan" means a plan defined as such in Section
          ------------------
4001(a)(3) of ERISA to which contributions have been made by Borrower or an ERISA Affiliate.

         "Notes" means, collectively, the Revolving Notes, the Supplemental
          -----
Notes, Term Note A, Term Note B and Term Note C.

         "Other Agreements" means all agreements, instruments and documents,
          ----------------
including, without limitation, letters of credit, mortgages, deeds of trust, guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrowers and delivered to Agent or any Lender, including, without limitation, the Revolving Notes, Term Note A, Term Note B, Term Note C, the

                                     10


Supplemental Notes, the Mortgages, the Assignments of Rents and the Environmental Indemnity Agreements.

         "PBGC" means the Pension Benefit Guaranty Corporation and any
          ----
entity succeeding to any or all of its functions under ERISA.

         "PDI" means Particle Dynamics, Inc., a New York corporation and
          ---
wholly owned Subsidiary of K-V.

         "Permitted Debt" means (a) Debt incurred pursuant to this Agreement
          --------------
or the Other Agreements, (b) Debt incurred pursuant to purchase money mortgages (including, without limitation, capitalized lease obligations) not to exceed $750,000 at any time outstanding in the aggregate, (c) trade payables, accrued expenses and obligations not yet due and payable incurred in the ordinary course of business, (d) Subordinated Debt and (e) Hedging Obligations incurred for bona fide hedging purposes and not for speculation.

         "Permitted Investments" shall have the meaning assigned to such
          ---------------------
term in Paragraph 8.3(d) hereof.
        ----------------

         "Permitted Liens" shall have the meaning assigned to such term in
          ---------------
Paragraph 8.3(a) hereof.
----------------

         "Person" means and includes an individual, a partnership, a joint
          ------
venture, a corporation (whether or not for profit), a trust, an unincorporated organization, any Governmental Authority or any other entity or organization.

         "Plan" means, at any time, any single-employer plan, as defined in
          ----
Section 4001(a)(15) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of any Borrower or an ERISA Affiliate.

         "Pro Rata Share" means, with respect to matters relating to a
          --------------
particular Commitment of a Lender (including the making or repayment of Loans pursuant to that Commitment), the percentage obtained by dividing (i) such Commitment of that Lender by (ii) the total Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Paragraph 11.5 below.

         "Release" means any actual release, spill, emission, leaking,
          -------
pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials in violation of any Environmental Laws), or into or out of any Facility.

         "Representative" shall have the meaning assigned to such term in
          --------------
Paragraph 2.3 hereof.
-------------

         "Required Lenders" means Lenders having at least sixty-six and
          ----------------
two-thirds percent (66.67%) of the aggregate amount of the Supplemental Credit Commitment and the Revolving Credit Commitment in the aggregate; provided that, if all of the commitments of each Lender

                                     11


under the Revolving Credit Commitment and the Supplemental Credit Commitment shall have terminated, Required Lenders shall mean Lenders holding at least 66 and two-thirds percent (66.67%) and the aggregate unpaid principal amount of the Revolving Loans and Supplemental Loans in the aggregate.

         "Reserve Percentage" means, for the purpose of computing the
          ------------------
Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

         "Revolving Credit Commitment" shall have the meaning assigned to
          ---------------------------
such term in Paragraph 2.1 hereof.
             -------------

         "Revolving Credit Maturity Date" means October 15, 2006.
          ------------------------------

         "Revolving Credit Termination Date" means the earliest to occur of
          ---------------------------------
(i) the Revolving Credit Maturity Date or (ii) the Early Termination Date.

         "Revolving Loans" means and includes all Loans made under the
          ---------------
Revolving Credit Commitment, unless the context in which such term is used shall otherwise require.

         "Revolving Notes" means those certain Revolving Notes of even date
          ---------------
herewith in the aggregate maximum principal amount of Eighty Million Dollars ($80,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         "Senior Debt" means total interest bearing Funded Debt less
          -----------                                           ----
Subordinated Debt.

         "Senior Leverage Ratio" means, as of any date, the ratio of (i)
          ---------------------
Senior Debt to (ii) EBITDA.

         "Stated Amount" means, with respect to any Letter of Credit at any
          -------------
date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         "Subordinated Debt" means, as of any date, the amount of Debt which
          -----------------
is subordinated in right of payment to Borrowers' Liabilities on terms satisfactory to the Required Lenders in each particular case including, without limitation, K-V's 2.5% Contingent Convertible Subordinated Notes due 2033, as such notes are in effect on the date hereof.

                                     12


         "Subsidiary" means any corporation of which a Person owns, directly
          ----------
or indirectly through one or more intermediaries, more than 50% of the voting stock at the time of determination.

         "Supplemental Credit Commitment" shall have the meaning assigned to
          ------------------------------
such term in Paragraph 2.4 hereof.
             -------------

         "Supplemental Credit Maturity Date" means December 20, 2005.
          ---------------------------------

         "Supplemental Loans" means and includes all Loans made under the
          ------------------
Supplemental Credit Commitment, unless the context in which such term is used shall otherwise require.

         "Supplemental Notes" means those certain Supplemental Note of even
          ------------------
date herewith made by Borrowers in favor of the Lenders in the maximum aggregate principal amount of Sixty Million Dollars ($60,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         "Termination Date" means the earliest to occur of: (i) the Maturity
          ----------------
Date or (ii) the Early Termination Date.

         "Term Loan" means, collectively, Term Loan A, Term Loan B and Term
          ---------
Loan C, unless the context in which such term is used shall otherwise require.

         "Term Loan A" means all Loans made by LaSalle under Term Loan
          -----------
Commitment A.

         "Term Loan B" means all Loans made by LaSalle under Term Loan
          -----------
Commitment B.

         "Term Loan C" means all Loans made by LaSalle under Term Loan
          -----------
Commitment C.

         "Term Loan Commitment A" shall have the meaning assigned to such
          ----------------------
term in Paragraph 2.2(a) hereof.
        ----------------

         "Term Loan Commitment B" shall have the meaning assigned to such
          ----------------------
term in Paragraph 2.2(b) hereof.
        ----------------

         "Term Loan Commitment C" shall have the meaning assigned to such
          ----------------------
term in Paragraph 2.2(c) hereof.
        ----------------

         "Term Loan Commitments" shall mean, collectively, Term Loan
          ---------------------
Commitment A, Term Loan Commitment B and Term Loan Commitment C.

         "Term Loan Maturity Date" means: (i) with respect to Term Loan A,
          -----------------------
the earlier to occur of (A) ninety (90) days after LaSalle has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) December 20, 2006; (ii) with respect to Term Loan B, the earlier to occur of (A) ninety (90) days after the Lenders have indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any

                                     13


other Person, and (C) December 20, 2007; and (iii) with respect to Term Loan C, the earlier to occur of (A) ninety (90) days after the Lenders have indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) April 28, 2008.

         "Term Loan Termination Date" means the earliest to occur of the (i)
          --------------------------
Term Loan Maturity Date or (ii) Early Termination Date.

         "Term Note" or "Term Notes" means collectively, Term Note A, Term
          ---------      ----------
Note B and Term Note C, unless the context shall otherwise require.

         "Term Note A" means that certain Substitute Term Note A dated as of
          -----------
December 21, 2001, in the original principal amount of Two Million Four Hundred Fifty Thousand and 24/100 Dollars ($2,450,000.24), payable by K-V solely to LaSalle, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         "Term Note B" means that certain Substitute Term Note B dated as of
          -----------
December 20, 2002, in the original principal amount of One Million Seven Hundred Thirty-Seven Thousand Seven Hundred Sixty-Eight Dollars ($1,737,768), payable by K-V solely to LaSalle, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         "Term Note C" means that certain Term Note dated as of April 28,
          -----------
2003 in the original principal amount of Eight Million Eight Hundred Thousand Dollars ($8,800,000), payable by K-V solely to LaSalle, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         "Ther-Rx" shall mean Ther-Rx Corporation, a Missouri corporation.
          -------

         "Total Funded Debt Ratio" means, as of any date, the ratio of (i)
          -----------------------
total interest bearing Funded Debt to (ii) EBITDA. It is understood and agreed that if any Borrower consummates an acquisition (whether via stock purchase, asset purchase, merger or otherwise), Funded Debt of Borrowers for the fiscal period during which such acquisition occurred and all other relevant measuring periods shall be calculated to include the Funded Debt of the Acquired Company, if applicable, for the relevant "trailing" measuring periods as if such Acquired Company was owned hereunder at all such times.

         "Unused Portion Fee" shall have the meaning assigned to such term
          ------------------
in Paragraph 5.12 below.
   --------------

         1.2     Certain UCC and Accounting Terms. Except as otherwise defined
                 --------------------------------
in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. All financing computations hereunder shall be

                                     14


computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

          2. LOANS: LENDERS' COMMITMENTS AND BORROWING PROCEDURES

         2.1     Revolving Credit Commitment. On the terms and subject to the
                 ---------------------------
conditions set forth in this Agreement, each Lender, severally and not jointly, agrees to make revolving credit available and Letters of Credit available to Borrowers from time to time prior to the Revolving Credit Termination Date with respect to revolving credit loans and the Letter of Credit Termination Date with respect to Letters of Credit in such aggregate amounts as Borrowers may from time to time request but in no event exceeding each Lender's Pro Rata Share of the maximum principal amount available of Eighty Million Dollars ($80,000,000) (the "Revolving Credit Commitment").
The Revolving Credit Commitment shall be available to Borrowers by means of Revolving Loans and Letters of Credit, it being understood that Revolving Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire.

         2.2     Term Loan Commitments.
                 ---------------------

                 (a)      Term Loan Commitment A. On the terms and subject
                          ----------------------
         to the conditions set forth in this Agreement, LaSalle has made for its own account Term Loan A to K-V in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (the
         "Term Loan Commitment A"). Amounts borrowed in respect of Term Loan A and repaid may not be reborrowed. Term Loan A was used to purchase the Metro Court Properties and for no other purpose.

                 (b)      Term Loan Commitment B. On the terms and subject to
                          ----------------------
         the conditions set forth in this Agreement, LaSalle has made for its own account Term Loan B to K-V in the original principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000) ("Term Loan Commitment B"). Amounts borrowed in respect of Term Loan B and repaid may not be reborrowed. Term Loan B was used to purchase the Lakefront Drive Property and for no other purpose.

                 (c)      Term Loan Commitment C. On the terms and subject to
                          ----------------------
         the conditions set forth in this Agreement, LaSalle has made for its own account Term Loan C to K-V in the original principal amount of EIGHT MILLION EIGHT HUNDRED THOUSAND DOLLARS ($8,800,000) (the "Term Loan Commitment C"). Amounts borrowed in respect of Term Loan C and repaid may not be reborrowed. Term Loan C was used to purchase the Corporate Woods Property and for no other purpose.

         2.3     Borrowing Procedures under the Revolving Credit Commitment.
                 ----------------------------------------------------------
Representative (as defined below) shall give Agent irrevocable telephonic notice, written notice or telecopied notice by no later than 11:00 a.m., Chicago time, on the date it requests the Lenders to make a Base Rate Loan hereunder. Representative shall give Agent irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests the Lenders to make a LIBOR Loan hereunder or effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as

                                     15


provided in Paragraph 4.3 below. Each such notice shall be effective upon
            -------------
receipt by Agent and shall specify the date of the Loan (which shall be a Business Day), the amount of such Loan, whether the Loan is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Representative agrees that Agent may rely on any notice given by any person it reasonably believes to be an Authorized Officer of Representative without the necessity of independent investigation. Each borrowing shall be on a Business Day. Notwithstanding anything contained in this Agreement to the contrary, the Borrowers hereby appoint K-V (the "Representative") to act as their sole and exclusive representative under this Agreement for all purposes, including without limitation, to receive funds advanced hereunder, to receive notices and other communications from the Agent and the Lenders hereunder, to make requests for advances of funds hereunder and to amend this Agreement. The Agent shall have (i) no obligation to communicate with any Borrower other than the Representative concerning this Agreement, any note or any matter related to Borrowers' Liabilities and (ii) no responsibility with respect to the allocation among Borrowers of the funds advanced hereunder.

         2.4     Supplemental Credit Commitment. On the terms and subject to
                 ------------------------------
the conditions set forth in this Agreement, the Lenders agree to make revolving credit available to Borrowers, jointly and severally, from time to time prior to the Termination Date to finance acquisitions in such aggregate amounts as Borrowers may from time to time request but in no event exceeding the maximum principal amount available of Sixty Million Dollars
($60,000,000) in the aggregate, including the amount of all outstanding Supplemental Loans (the "Supplemental Credit Commitment"). The Supplemental Credit Commitment shall be available to Borrowers by means of Supplemental Loans, it being understood that Supplemental Loans may be repaid and used again during the period from the date hereof to and including the applicable Termination Date, at which time the Supplemental Credit Commitment shall expire. No Letters of Credit may be issued under the Supplemental Credit Commitment.

         2.5     Borrowing Procedures for Supplemental Loans. (a) Whenever
                 -------------------------------------------
Borrowers desire to incur a Supplemental Loan hereunder, Borrowers shall give Agent at least twenty-one (21) days' prior written notice (or telephonic notice promptly confirmed in writing) of the borrowing of a Supplemental Loan. Each notice shall specify (i) the aggregate principal amount of the Supplemental Loan to be made pursuant to such borrowing, and
(ii) the date of borrowing (which shall be a Business Day). In addition, Borrowers shall provide Agent with an Officer's Certificate, duly executed and completed by an Authorized Officer of Representative, pursuant to which Borrowers shall certify and/or provide Agent with the following: (A) a certification that the requested amount of the Supplemental Loan plus the
                                                                 ----
aggregate principal amount of all Supplemental Loans funded as of the date of such request does not exceed the Supplemental Credit Commitment; (B) a certification that, after giving effect to the requested Supplemental Loan, Borrowers will be in compliance with (x) the limitation on acquisitions set forth in Paragraph 8.3(b) of this Agreement and (y) all financial covenants
         ----------------
set forth in Paragraph 8.2(g) of this Agreement; (C) a detailed description
             ----------------
of the assets to be acquired by Borrowers and a true and correct copy of each purchase agreement and all related documents pertaining to the acquisition of such assets by Borrowers; (D) a certification that all proceeds of the Supplemental Loan will be used to purchase the new assets;
(E) a certification that no Event of Default has occurred or would result after giving effect to the proposed acquisition; and (F) a certification that there has been no material adverse change in any Borrower's financial condition. Prior to

                                     16


funding, Borrowers shall also provide Agent and the Lenders with such other agreements, documents, certificates and opinions as requested by Agent or any Lender.

         2.6     Disbursement of Funds. (a) No later than 2:00 P.M. (Chicago
                 ---------------------
time) on the date specified in a Notice of Borrowing, each Lender with a Commitment will make available its Pro Rata Share of each borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available to the Agent in U.S. dollars and immediately available funds at the Agent's Applicable Lending Office and the Agent promptly will make available to the Representative, on the date specified in the notice of borrowing, by depositing to its account at the Agent's Applicable Lending Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing or borrowings to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made to the Agent by such Lender and the Agent has made available same to the Borrowers, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Representative, and the Borrowers shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrowers, the then applicable rate of interest for the respective Loans.

                 (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.7     L/C Commitment. Subject to all terms and conditions of this
                 --------------
Agreement, the Issuing Bank agrees to issue Letters of Credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Bank, at the request of and for the account of any Borrower from time to time before the Letter of Credit Termination Date and, as more fully set forth in Section 2.8, each Lender
                                                 -----------
agrees to purchase a participation in each such Letter of Credit; provided
                                                                  --------
that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the availability under the Revolving Credit Commitment.

         2.8      Letter of Credit Procedures.
                 ----------------------------

                 (a) The applicable Borrower shall execute and deliver to the Issuing Bank the Master Letter of Credit Agreement from time to time in effect. Such Borrower shall give notice to the Agent and the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Bank shall agree in any particular instance in their sole

                                     17


         discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the applicable Borrower and in all respects satisfactory to the Agent and the Issuing Bank, together with such other documentation as the Agent or the Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the Letter of Credit Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the Letter of Credit Termination Date which is Cash Collateralized for the benefit of the Issuing Bank shall be the sole responsibility of the Issuing Bank. So long as the Issuing Bank has not received written notice that the conditions precedent set forth herein with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Bank shall issue such Letter of Credit on the requested issuance date. The Issuing Bank shall promptly advise the Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

                 (b) Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Credit Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit and any Borrower's reimbursement obligations with respect thereto. If any Borrower does not pay any reimbursement obligation when due, such Borrower shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Paragraphs 2.3, 6 or otherwise, such Lender shall make available to
         --------------  -
         the Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Agent to the Issuing Bank for the account of such Borrower in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank's "participation" therein. The Issuing Bank hereby agrees, upon request of the Agent or any Lender, to deliver to the Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Bank, together with such information related thereto as the Agent or such Lender may reasonably request.

                 (c) The Borrowers, jointly and severally, hereby unconditionally and irrevocably agree to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Bank is reimbursed by the Borrowers therefor, payable on demand, at a rate per annum

                                     18


         equal to the Base Rate from time to time in effect plus, beginning
                                                            ----
         on the third Business Day after receipt of notice from the Issuing Bank of such payment or disbursement, 2%. The Issuing Bank shall notify the Borrowers and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Bank to so notify the
         --------
         Borrowers or the Agent shall not affect the rights of the Issuing Bank or the Lenders in any manner whatsoever.

                 (d) The Borrowers' reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any Other Agreement, (ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any Other Agreement, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any Letter of Credit), (iii) the validity, sufficiency or genuineness of any document which the Issuing Bank has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as the Issuing Bank) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

                 (e) If the Issuing Bank makes any payment or disbursement under any Letter of Credit and (i) the Borrowers have not reimbursed the Issuing Bank in full for such payment or
         disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (ii) a Revolving Loan may not be made in accordance with Section 2 or (iii) any reimbursement received by
                         ---------
         the Issuing Bank from any Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of such Borrower or otherwise, each other Lender with a Revolving Credit Commitment shall be obligated to pay to the Agent for the account of the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Borrowers under Paragraph 2), and,
                                                         -----------
         upon notice from the Issuing Bank, the Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Bank's account the amount of such other Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business
         Day on which such Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such

                                     19


         Lender agrees to pay interest on such amount to the Agent for the Issuing Bank's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to the Base Rate from time to time in effect. Any Lender's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Pro Rata Share of any such payment or disbursement.

                      3. LOANS: NOTES EVIDENCING LOANS

         3.1     Revolving Note. The Revolving Loans made by each Lender under
                 --------------
the Revolving Credit Commitment shall be evidenced by a Revolving Note substantially in the form set forth in Exhibit 3.1 dated the date hereof (or
                                       -----------
such other date prior thereto as shall be satisfactory to Agent), payable to the order of such Lender in the maximum principal amount not to exceed such Lender's Pro Rata Share of the Revolving Credit Commitment. The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Notes. Payments to be made by Borrowers under the Revolving Notes shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.2     Term Notes.
                 ---------

                 (a)      Term Note A. Term Loan A made by LaSalle under Term
                          -----------
         Loan Commitment A is evidenced by Term Note A, payable to the order of LaSalle in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000). The unpaid principal amount of Term Loan A shall bear interest and be due and payable as provided in this Agreement and Term Note A. Payments to be made by K-V to LaSalle under Term Note A shall be made at the time, in the amounts and upon the terms set forth herein and therein.

                 (b)      Term Note B. Term Loan B made by LaSalle under the
                          -----------
         Term Loan Commitment B is evidenced by Term Note B, payable to the order of LaSalle in the original principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000). The unpaid principal amount of Term Loan B shall bear interest and be due and payable as provided in this Agreement and Term Note B. Payments to be made by K-V to LaSalle under Term Note B shall be made at the time, in the amounts and upon the terms set forth herein and therein.

                 (c)      Term Note C. Term Loan C made by LaSalle under Term
                          -----------
         Loan Commitment C is evidenced by Term Note C, payable to the order of LaSalle in the original principal amount of EIGHT MILLION EIGHT HUNDRED THOUSAND DOLLARS ($8,800,000). The unpaid principal amount of Term Loan C shall bear interest and be due and payable as provided in this Agreement and Term Note C. Payments to be made by K-V to LaSalle under Term Note C shall be made at the time, in the amounts and upon the terms set forth herein and therein.

                                     20


         3.3     Supplemental Notes. The Supplemental Loans made by the Lenders
                 ------------------
under the Supplemental Credit Commitment shall be evidenced by the
Supplemental Note substantially in the form set forth in Exhibit 3.4 hereto,
                                                         -----------
payable to the order of such Lender in the maximum principal amount not to exceed such Lender's Pro Rata Share of the Supplemental Credit Commitment.
The unpaid principal amount of each Supplemental Loan shall bear interest and be due and payable as provided in this Agreement and the Supplemental
Note. Payments to be made by Borrowers under each Supplemental Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.4     Recordation. The type, date and amount of each Loan made by
                 -----------
each Lender, the interest rate, and the date and amount of each repayment of principal received by each Lender shall be recorded by such Lender in its records. The aggregate unpaid principal amount so recorded shall be prima facia evidence of the principal amount owing and unpaid on the Notes. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Notes to repay the principal amount of the Loans together with all interest accrued thereon.

                   4. LOANS: AMOUNTS; INTEREST; BALANCES

         4.1     Applicable Borrowing Amounts; Interest Rates; Default Rate
                 ----------------------------------------------------------

                 (a) Borrowers hereby promise to pay interest on the unpaid principal amount of each Revolving Loan, each Supplemental Loan and Term Loan C at a rate per annum equal to the Base Rate from time to time in effect (the "Base Rate Loan") for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof, or (B) paid in full.
                                  -------------
         Accrued interest on the outstanding principal amount of such Loans shall be payable (i) monthly in arrears on the last Business Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the applicable Interest Period in the case of a LIBOR
         Loan, (iii) upon conversion of any such Loan into a LIBOR Loan
         (such amount of accrued interest then coming due to be calculated based on the principal amount of the Loan so converted) and (iv) upon the Termination Date (in the case of a Revolving Loan or Supplemental Loan) or the applicable Term Loan Maturity Date (in the case of Term Loan C). After the Termination Date (in the case of a Revolving Loan or Supplemental Loan), the applicable Term Loan Maturity Date (in the case of Term Loan C), or the Conversion Date (with respect to accrued interest coming due as a result of the conversion), as applicable, accrued interest on such Loans shall be payable on demand.

                 (b) K-V hereby promises to pay interest to LaSalle on the unpaid principal amount of Term Loan A and Term Loan B at a rate per annum equal to the applicable Fixed Rate for Term Loan A or Term Loan B, as the case may be, for the period commencing on the date of such Term Loan until such Fixed Rate Loan is paid in full. Accrued interest and principal on the outstanding principal amount of Term Loan A and Term Loan B shall be payable monthly in arrears on the last Business Day of each calendar month with a final payment of accrued and unpaid interest due on the applicable Term
         Loan Maturity Date. After the applicable Term Loan Maturity Date, accrued interest and principal on Term Loan A and Term Loan B shall be payable on demand.

                                     21


                 (c) Each LIBOR Loan shall be in an integral multiple of $100,000 and shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with Paragraph 4.1(a) above.
         ----------------

                 (d) If an Event of Default shall have occurred and be continuing hereunder, the Loans shall bear interest from the date of such Event of Default, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the applicable interest rate from time to time in effect (computed on the basis of a 360 day year and actual days elapsed).

         4.2     Computation of Interest. Interest on each Loan shall be
                 -----------------------
computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans shall continue to bear interest at the Base Rate.

         4.3     Conversion and Reborrowing of Loans.
                 -----------------------------------

                 (a) Provided that no Event of Default has occurred and is continuing, Base Rate Loans may, subject to Paragraphs 2.3 and
                                                     --------------
         4.1(a) hereof, at any time be converted by any Borrower to LIBOR
         ------
         Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to Paragraph 4.1(c), any LIBOR Loan from any current
                          ----------------
         Interest Period into a subsequent Interest Period, provided that Borrower shall give Agent notice of the reborrowing of any such
         LIBOR Loan as provided in Paragraph 2.3 hereof.
                                   -------------

                 (b) In the event that (i) Representative fails to give notice of the reborrowing of any LIBOR Loan or fails to specify the Interest Period applicable to such reborrowing or (ii) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to Paragraphs
                                                                  ----------
         4.1(d) (in the case of subpart (ii) of this Paragraph 4.3(b)) and
         ------                                      ----------------
         9.3 hereof if an Event of Default has occurred and is continuing,
         ---
         whichever is applicable, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

                 (c) Notwithstanding anything contained herein to the contrary, Borrowers may not have outstanding at any one time more than four (4) LIBOR Loans.

         4.4     Change of Law. Notwithstanding any other provisions of this
                 -------------
Agreement or the Notes, if at any time Agent shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for Agent or any

                                     22


Lender to effect a conversion of a Base Rate Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, Agent shall promptly give notice thereof (together with an explanation of the reasons therefor) to Borrowers and the Lenders, and the obligation of the Lenders to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for the Lenders to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrowers may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Lenders under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

         4.5     Unavailability of Deposits or Inability to Ascertain the
                 --------------------------------------------------------
LIBOR Rate or Adjusted LIBOR Rate. Notwithstanding any other provision of
---------------------------------
this Agreement or the Notes to the contrary, if prior to the commencement of any Interest Period Agent or any Lender shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to the Lenders in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then Agent shall promptly give notice thereof to Borrowers and the Lenders, and the obligation of the Lenders to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrowers may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Lenders under this Agreement or
(ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

         4.6     Yield Protection, Etc.
                 ---------------------

                 (a)      Increased Costs. If (x) Regulation D of the Board of
                          ---------------
         Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                          (i) shall subject any Lender, its lending branch or any Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Notes or the obligation of Agent or any Lender to make or maintain any Loan, or shall change the basis of taxation of payments to Agent or any Lender of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of Agent or any Lender imposed by the federal, state or local

                                     23


                 jurisdiction in which Agent's or Lender's principal executive office or its lending branch is located);

                          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Agent or any Lender; or

                          (iii) shall impose on Agent or any Lender any penalty with respect to the foregoing or any other condition affecting this Agreement, any Loan, the Notes or the obligation of or any Lender to make or maintain any Loan;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) Agent or the Lenders of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Agent or the Lenders under this Agreement or under the Notes with respect thereto, then Agent shall notify Borrowers and the Lenders after it receives final notice of any of the foregoing and, within forty-five (45) days after demand by Agent (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrowers shall pay directly to Agent, for the benefit of the Lenders for such additional amount or amounts as will compensate the Lenders for such increased cost or such reduction.

                 (b)      Capital Adequacy. If, after the date hereof, either
                          ----------------
         (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by Agent or the Lenders with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Agent or any Lender or any corporation controlling Agent or such Lender and Agent or such Lender determines that the amount of such capital is increased solely by or solely based upon the existence of Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by Agent, Borrower shall immediately pay to such Lender, from time to time as specified by Agent, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that Agent reasonably determines such increase in capital to be allocable to the existence of any Lender's commitment to lend hereunder.

         4.7     Funding Indemnity. In the event Agent or any Lender shall
                 -----------------
incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to Agent) as a result of:

                 (a) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                 (b) any failure by any Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given to Agent of the borrowing of a LIBOR Loan;

                                     24


                 (c) any failure by any Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                 (d)      the occurrence of any Event of Default;

         then, upon the demand by Agent, Borrowers shall pay to Agent, for the benefit of the Lenders, such amount as will reimburse Agent and the Lenders for such loss, cost or expense. If Agent or any Lender makes such a claim for compensation under this Paragraph 4.7, Agent and each affected
                                  -------------
Lender shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail.

         4.8     Discretion of Lender as to Manner of Funding. Notwithstanding
                 --------------------------------------------
any provision of this Agreement to the contrary, Agent shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lenders had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

         4.9     Interest Laws. Notwithstanding any provision to the contrary
                 -------------
contained in this Agreement or the Other Agreements, Borrowers shall not be required to pay, and Agent shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrowers shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Agent may have received hereunder shall be, at Agent's option, (i) applied as a credit against the outstanding principal balance of Borrowers' Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrowers shall not have any action against Agent or any Lenders for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Borrowers' Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrowers' Liabilities shall remain at the Maximum Rate until Agent, for the benefit of the Lenders, shall have received the amount of interest which Agent would have received during such period on such Borrowers' Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

         4.10    Letter of Credit Fees. As additional consideration for issuing,
                 ---------------------
or causing to be issued, Letters of Credit for Borrowers at Borrowers' request pursuant to Paragraph 2.7 hereof, Borrowers agree to pay to Issuing Bank and
            -------------
the Lenders, as applicable, fees in respect to each

                                     25


Letter of Credit so issued. Said fees shall be payable on the date which such Letter of Credit is issued and (a) for "standby" Letters of Credit shall be in an amount equal to one and one quarter percent (1.25%) per annum (the "Standby L/C Fee") of the amount of the Letter of Credit multiplied by a fraction, the numerator of which is the number of days in the term of the applicable Letter of Credit and the denominator of which is 360, payable annually in advance for the benefit of all of the Lenders, and (b) for "trade" or other Letters of Credit, in accordance with Issuing Bank's published fee schedule then in effect for Issuing Bank's own account. In the event a Letter of Credit is renewed or extended, a fee calculated in the manner provided above shall be payable for any such renewal or extended period. Further, Borrowers shall pay and/or reimburse Issuing Bank for all fees and charges paid by Agent on account of any Letter of Credit, and Borrowers shall pay to Issuing Bank its usual and customary charges in respect to the issuance, or renewal, of Letters of Credit.

                          5. LOANS: GENERAL TERMS

         5.1     Payments to Agent; Defaulting Lenders. That portion of
                 -------------------------------------
Borrowers' Liabilities consisting of (a) principal payable on account of the Loans made by the Lenders to Borrowers pursuant to this Agreement shall be payable by Borrowers to Agent, for account of each Lender, (A) as provided in the Revolving Notes in respect of the Revolving Loans, (B) as provided herein or in the applicable Letter of Credit application with respect to Letters of Credit issued hereunder, and (C) as provided in the Supplemental Notes in respect of the Supplemental Loans; (ii) as provided in each Term
Note in respect of the Term Loans; (b) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrowers to Agent on demand (except the Unused Portion Fee which shall be payable as described in Paragraph 5.12 below); (c) interest payable pursuant to this Agreement shall
--------------
be payable by Borrowers to Agent, for account of each Lender (as applicable), as provided in Paragraph 4.1; and (d) the balance of Borrowers'
                            -------------
Liabilities, if any, shall be payable by Borrowers to Agent, for account of each Lender, as and when provided in this Agreement or the Other Agreements. Payments shall be distributed in accordance with Paragraph 5.5 below.
                                                 -------------

                 (a) Notwithstanding anything contained herein to the contrary, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                          (x) First, if applicable to any payments due to the Issuing Bank by such Defaulting Lender pursuant to Letters of Credit issued hereunder; and

                          (y) Second, to Loans required to be made by such Defaulting Lender on any Borrowing to the extent such Defaulting Lender fails to make such Loans, provided that Borrowers' obligations to such Defaulting Lender shall be deemed discharged to the extent of such payment notwithstanding such application.

                                     26


         Notwithstanding the foregoing, upon the termination of this Agreement and the payment and performance of all Borrowers' Liabilities (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

                 (b) The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by Borrowers at any time hereunder and under any Note to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Other Agreements, and it shall not be necessary for any other Lender or Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         5.2     Automatic Debit. In order to cause timely payment to be made
                 ---------------
to Agent and the Lenders of all Borrowers' Liabilities as and when due, Borrowers hereby authorize and direct Agent, at Agent's option, to debit the amount of such Borrowers' Liabilities to any ordinary deposit account of Borrowers (including, without limitation, by increasing the principal balance due under the Revolving Loan).

         5.3     Application of Payment. Subject to Paragraph 11.3 below and
                 ----------------------             --------------
except as otherwise specified herein, Borrowers shall, at the time of making each payment under this Agreement or any Note (whether by account debit or otherwise), specify to the Agent the Loan or other amounts payable by Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Agent may distribute such payment to the Lenders in such manner as it may determine to be appropriate.

         5.4     Net Payments. (a) All payments made by the Borrowers hereunder
                 ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided for in clause (b) below, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income (or any franchise tax) of a Lender pursuant to the laws of the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrowers shall also reimburse each Lender, upon the written

                                     27


request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of Taxes paid to or on behalf of such Lender pursuant to this or the preceding sentence. The Representative will furnish to the Agent within forty-five (45) days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless the Agent and each Lender, and reimburse the Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

                 (b) Each Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees (i) to provide to the Borrowers on or prior to the Closing Date two (2) original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement or under any Note and (ii) that, (x) to the extent legally entitled to do so, with respect to a Lender that is an assignee or transferee of an interest under this Agreement pursuant to the express terms hereof (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Lender, and (y) with respect to any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (including, without limitation, any assignee or transferee), from time to time, upon the reasonable request by the Representative or the Agent, such Lender will provide to each of the Representative and the Agent two
         (2) original signed copies of the Internal Revenue Service Form
         4224 or Form 1001 (or any successor forms) certifying to such Lender's entitlement to a complete exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement or under any Note. Notwithstanding anything to the contrary contained in clause (a) above, the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation under clause (a) above, to pay the respective Lender such taxes or any additional amounts with respect thereto) for the account of any Lender which is not a United States person (as such term is defined in Section
         7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrowers such forms required to be provided to the Borrowers by a Lender pursuant to the first sentence of this clause, provided that if the Borrowers shall so deduct or withhold any such taxes, Representative shall provide a statement to the Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax. Notwithstanding anything to the contrary contained in the preceding sentence, the Borrowers agree to indemnify each

                                     28


         Lender in the manner set forth in clause (a) above, in respect of any amounts deducted or withheld by it as described in the previous sentence as a result of any changes in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         5.5     Payment to the Lenders; Pro Rata Treatment; Lending Offices.
                 -----------------------------------------------------------
Except as provided in Paragraph 5.1(b), each payment received by Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender, in immediately available funds, for account of such Lender at the Applicable Lending Office of such Lender. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders hereunder shall be made from the Lenders and shall be applied to the Commitments of the Lenders, based upon each Lender's Pro Rata Share; (b) the making of the Loans of a particular type shall be made by the Lenders according to the amounts of each Lender's Pro Rata Share; (c) each payment or prepayment of principal of the Loans by Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders; and (d) each payment of interest on Loans to the Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

         5.6     Non-Receipt of Funds by the Agent. Unless Agent shall have
                 ---------------------------------
been notified by Borrowers prior to the date on which Borrowers are scheduled to make payment to Agent of the proceeds of a payment to Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Borrowers do not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if Borrowers have not in fact made the Required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

         5.7     Conditions Precedent Events. Each Loan made by the Lenders
                 ---------------------------
to Borrowers at the request of Borrowers pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent: (a) there shall not then exist an Event of Default (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default;
(b) the representations, warranties and covenants of each Borrower contained in this Agreement shall be true and correct as of the date of such Loan except for those made as of a particular date with the same effect as though made on such date; (c) all of the covenants and agreements of each Borrower in this Agreement, and all of the requirements of this Agreement with respect to such Loan, shall have been complied with; and (d) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of any Borrower. Each borrowing by any Borrower hereunder shall be deemed a representation and warranty by such Borrower that the foregoing conditions have been fulfilled as of the date of

                                     29


such borrowing. Agent shall have received upon request a certificate signed by an Authorized Officer of such Borrower dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (a)-(d) of this Paragraph 5.7.
        -------------

         5.8     Offset; Ratable Payments. (a) Borrowers agree that, in
                 ------------------------
addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of any Borrower at any of its offices, in U.S. dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to Borrowers), in which case it shall promptly notify Borrowers and Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                 (b) If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Paragraphs 4.6 and 4.7 above), in a greater proportion
                     --------------     ---
         than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for Borrowers' Liabilities on such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         5.9     Credit Termination Date; Continuance of Obligations, etc. This
                 --------------------------------------------------------
Agreement, each Lender's obligation to loan monies to Borrowers, and each Borrower's ability to borrow monies from the Lenders shall be in effect until the Revolving Credit Termination Date or Term Loan Termination Date, as applicable. Notwithstanding the foregoing and until such date when Borrowers' Liabilities shall be paid in full, each Borrower's obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing and Agent and each Lender shall retain all of its rights and remedies under this Agreement.

         5.10    Loan Evidence. Loans made by the Lenders to Borrowers pursuant
                 -------------
to this Agreement may or may not (at each Lender's sole and absolute discretion) be evidenced by notes or other instruments issued or made by Borrowers to the Lenders. Where such loans are not so evidenced, such loans shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of such Lender maintained for that purpose, which entries shall be rebuttably presumptive evidence of such loans in the absence of manifest error.

         5.11    Over-Advances. If, at any time and for any reason, the
                 -------------
aggregate amount of Borrowers' Liabilities outstanding hereunder in respect of the (i) Revolving Loans exceeds the Revolving Credit Commitment or (ii) Supplemental Loans exceeds the Supplemental Credit Commitment (each an "Over-Advance"), then Borrowers shall immediately pay to Agent, for the benefit of the Lenders, in cash, the amount of such Over-Advance. If such Over-Advance

                                     30


remains outstanding for more than three (3) Business Days until such Over-Advance is so repaid to Lender, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

         5.12    Unused Portion Fee. To compensate the Lenders for the cost of
                 ------------------
reserving funds to be made available to Borrowers under this Agreement, Borrowers shall pay to Agent, for the benefit of the Lenders, on the last day of each calendar quarter (i) an unused revolving line fee with respect to the Revolving Credit Commitment based upon the sum of the daily amounts by which the maximum aggregate principal amount of the Revolving Credit Commitment exceeds the actual principal amount of Revolving Loans outstanding hereunder and (ii) an unused acquisition line fee with respect to the Supplemental Credit Commitment based upon the sum of the daily amounts by which the maximum aggregate principal amount of the Supplemental Credit Commitment exceeds the actual principal amount of all Supplemental Loans outstanding hereunder (items (i) and (ii) are collectively referred to as the "Unused Portion Fee"). The Unused Portion Fee for the Revolving
Credit Commitment is calculated for each applicable day of such quarter in an amount equal to the excess of the maximum aggregate principal amount of the Revolving Credit Commitment over the principal amount of all outstanding Revolving Loans and outstanding Letters of Credit on such day, multiplied by three-tenths of one percent (0.30%) and divided by three hundred sixty
(360). The Unused Portion Fee for the Supplemental Credit Commitment is calculated for each applicable day of such quarter in an amount equal to the excess of the maximum aggregate principal amount of the Supplemental Credit Commitment over the principal amount of all outstanding Supplemental Loans on such day, multiplied by two-tenths of one percent (0.20%) and divided by three hundred sixty (360). All fees and charges imposed on Borrowers pursuant to this Agreement including, without limitation, the Unused Portion Fee accrued through the date of termination, shall be nonrefundable to Borrowers, notwithstanding any prepayment and termination by Borrowers of this Agreement.

         5.13    Prepayment. (a) Term Loan Prepayments. K-V may, from time to
                 ----------      ---------------------
time, prepay the Loan evidenced by either Term Note A or Term Note B in whole or in part prior to the date of maturity thereof and the same shall pay, subject to Paragraph 5.9 hereof, the Make-Whole Amount (as defined
                -------------
below) to LaSalle for LaSalle's account only. For the purposes hereof, the "Make-Whole Amount" shall be the amount calculated as follows:

                          (i) There shall first be determined, as of the date fixed for prepayment (the "Prepayment Date"), the amount, if any, by which (A) the applicable Fixed Rate of the Term Loan to be prepaid exceeds (B) the yield to maturity percentage for the United States Treasury Note (the "Treasury Note") maturing December 2006, in the case of Term Note A and December 2007, in the case of Term Note B, as published in The Wall Street Journal on the fifth business day preceding the Prepayment Date, plus Two Hundred Twenty-Five basis points (2.25%) (referred to as the "Current Yield"). If (A) publication of The Wall Street Journal is discontinued, or
                 (B) publication of the Treasury Note in The Wall Street Journal is discontinued, LaSalle, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the applicable Current Yield;

                                     31


                          (ii) The difference calculated pursuant to clause (i) above shall be multiplied by the outstanding principal balance on such Term Note to be prepaid hereof as of the Prepayment Date;

                          (iii)    The product calculated pursuant to clause
                 (ii) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (A) the number of days from and including the Prepayment Date to and including the applicable Maturity Date on such Term Note to be prepaid, by (B) 365; and

                          (iv) The sum calculated pursuant to clause (iii) above shall be discounted at the annual rate of the applicable Current Yield on such Term Note to be prepaid to the present value thereof as of the applicable Prepayment Date, on the assumption that said sum would be received in equal monthly installments on each monthly anniversary of the applicable Prepayment Date prior to the Maturity Date on such Term Note to be prepaid, with the final such installment to be deemed received on the Maturity Date on such Term Note to be prepaid; provided that Borrowers shall not be entitled in any event to a credit against, or a reduction of, the Debt being prepaid if the applicable Current Yield on such Term Note to be prepaid exceeds the Fixed Rate or for any other reason.

                 (b)      Revolving Loan Prepayment. The Revolving Loan may be
                          -------------------------
         prepaid in full, and the Revolving Credit Commitment extinguished, if and only if the Term Loans have been paid in full in accordance with Paragraph 5.13(a) above.
              -----------------

         5.14    Transaction Fee. On or prior to the Closing Date, Borrowers
                 ---------------
shall pay to Citibank F.S.B. the transaction fee previously agreed to between Borrowers and Citibank F.S.B.

         5.15    Agent's Fee. Borrowers shall pay to Agent for its own account
                 -----------
such fees as agreed to between Representative and Agent.

         5.16    Due Date Extension. If any payment of principal or interest
                 ------------------
with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

                      6. LOANS: CONDITIONS TO LENDING

         6.1     Initial Loan Conditions Precedent. In addition to those
                 ---------------------------------
conditions set forth in Paragraph 5.7 above with respect to all Loans and
                        -------------
advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, each Lender's obligation to make any Loan is subject to the satisfaction of the following conditions precedent:

                 (a)      Fees and Expenses. Borrowers shall have paid all fees
                          -----------------
         owed to Agent and reimbursed Agent and the Lenders for all expenses due and payable hereunder on or

                                     32


         before the date hereof including, but not limited to, counsel fees provided for in Paragraph 11.12 hereof.
                         ---------------

                 (b)      Documents. (A) Agent and the Lenders shall have
                          ---------
         received the following documents, in form and substance satisfactory to the Agent, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                          (i)      Related Documents. Copies of this Agreement
                                   -----------------
                 as required by Agent and one copy each of the Revolving Notes and Supplemental Notes payable to each Lender and substitute Term Notes payable to LaSalle, as required by LaSalle, conforming to the requirements hereof duly executed by each Borrower, as applicable.

                          (ii)     Legal Opinion. The legal opinion of
                                   -------------
                 Borrowers' counsel.

                          (iii)    Officer's Certificate. A certificate executed
                                   ---------------------
                 by an Authorized Officer of each Borrower stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of any Borrower has occurred since March 31, 2004, (C) the representations, warranties and covenants of each Borrower contained herein are true and correct, and (D) each condition precedent of each Borrower to the consummation of the Loans contemplated hereby has been met or satisfied.

                          (iv)     Insurance Policies. Certificates from each
                                   ------------------
                 Borrower's insurance carriers evidencing that all insurance policies and coverage required by Paragraph 8.2(h) below is in
                                                   ----------------
                 effect.

                          (v)      Certificate of Incorporation and Bylaws. A
                                   ---------------------------------------
                 copy of each Borrower's Articles or Certificate of Incorporation, and all amendments, certified by the Secretary of State of the applicable jurisdiction of incorporation and a copy of each of Borrower's Bylaws certified by an Authorized Officer.

                          (vi)     Good Standing Certificate. A Good Standing
                                   -------------------------
                 Certificate for each Borrower from the applicable jurisdiction of incorporation and each state in which each Borrower is required to be qualified to transact business as a foreign corporation.

                          (vii)    Board Resolutions. Certified copies of
                                   -----------------
                 resolutions of the Board of Directors of each Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and the Other Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith on behalf of each Borrower.

                          (viii)   Incumbency Certificates. A certificate of
                                   -----------------------
                 the Secretary or an Assistant Secretary of each Borrower certifying the names of the officer or officers of each Borrower authorized to sign this Agreement and the Other

                                     33


                 Agreements on behalf of each Borrower together with a sample of the true signature of each such officer.

                          (ix)     Lender's Loss Payable Endorsement. A
                                   ---------------------------------
                 Lender's Loss Payable Endorsement in favor of Agent for each insurance policy of each Borrower naming Agent as loss payee and additional insured.

                          (x)      Payment of Closing Fee. Payment of the
                                   ----------------------
                 closing fee to Citibank F.S.B.

                          (xi)     Other Documents. Such other documents as
                                   ---------------
                 Agent may reasonably request.

                7. COLLATERAL FOR TERM LOANS: GENERAL TERMS

         7.1     Grant of Security Interest. To secure the prompt payment of
                 --------------------------
Borrowers' Liabilities in respect of each Term Loan and the prompt, full and faithful performance by K-V of all of the provisions to be kept, observed or performed by K-V under each Term Loan, K-V does hereby pledge, assign, transfer and deliver to LaSalle, for the benefit of LaSalle, and grant to LaSalle, solely for the benefit of LaSalle, a security interest in and to and a first mortgage on each parcel of Mortgaged Property pursuant to each Mortgage and Assignment of Rents. (All of the foregoing personal property and real property securing Borrowers' Liabilities in respect of the Term Loan hereunder, in addition to all rents and proceeds thereof including, without limitation, proceeds of insurance policies insuring the same, is hereinafter sometimes individually and sometimes collectively referred to as the "LaSalle Collateral"). K-V shall make appropriate entries upon its financial statements and books and records disclosing LaSalle's security interest in the LaSalle Collateral.

         7.2     Perfection of Security Interests. K-V shall execute and/or
                 --------------------------------
deliver to LaSalle, at any time and from time to time hereafter at the request of LaSalle, all agreements, instruments, financing statements, documents and other written matter (sometimes hereinafter individually and collectively referred to as "Supplemental Documentation") that LaSalle reasonably may request, in form and substance acceptable to LaSalle, to perfect and maintain perfected LaSalle's security interest in the LaSalle Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. After an Event of Default, K-V, irrevocably, hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as K-V's true and lawful attorney and agent-in-fact to sign the name of K-V on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as LaSalle may reasonably elect. K-V agrees that a carbon, photographic or photostatic copy or other reproduction of this Agreement or of any financing statement shall be sufficient as a financing statement.

         7.3     Inspection of LaSalle Collateral. LaSalle (by any of its
                 --------------------------------
officers, employees and/or agents) shall have the right to inspect the LaSalle Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the LaSalle Collateral. After an Event of Default, all costs, fees and expenses incurred by LaSalle, or for which LaSalle has become obligated, in connection with such

                                     34


inspection and/or verification shall constitute part of Borrowers' Liabilities, payable by each Borrower to LaSalle on demand. Notwithstanding any other provision hereof, the provisions of this Paragraph 7.3 shall
                                                   -------------
govern and control with respect to matters concerning inspection and verification of the LaSalle Collateral.

         7.4     First Lien and Location of LaSalle Collateral. K-V warrants
                 ---------------------------------------------
and represents to and covenants with LaSalle that: (a) as of the Closing Date, LaSalle's security interest in the LaSalle Collateral is and at all times hereafter shall be perfected and have a first priority; (b) the offices and/or locations where K-V keeps the LaSalle Collateral consisting of personal property, and the books and records concerning the LaSalle Collateral, consisting of books and records with respect to both real and personal property, are at the locations specified on Exhibit 7.4 and K-V
                                                     -----------
shall not remove such books and records and/or the LaSalle Collateral therefrom and shall not keep any of such books and records and/or the LaSalle Collateral at any other office or location without the prior written consent of LaSalle; and (c) the addresses specified on Exhibit 7.4 include
                                                       -----------
and designate each Borrower's executive offices, chief place of business and other offices and places of business and are each Borrower's sole offices and places of businesses. K-V, by written notice delivered to LaSalle at least thirty (30) days prior thereto, shall advise LaSalle of any Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. There are no liens on the LaSalle Collateral other than the lien of LaSalle pursuant hereto.

         7.5     Constructive Trust. Borrowers shall receive, as the sole and
                 ------------------
exclusive property of LaSalle, and as trustee for LaSalle, all monies, checks, notes, drafts and all other payment for and/or proceeds of LaSalle Collateral which come into the possession or under the control of Borrowers (or any of its partners, officers, employees, agents or those Persons acting for or in concert with Borrowers) and immediately upon receipt thereof, Borrowers shall remit the same (or cause the same to be remitted), in kind, to LaSalle at the address described herein.

         7.6     Application of Proceeds of LaSalle Collateral. LaSalle, at
                 ---------------------------------------------
any time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse any Borrower's name, as appropriate, to any of the items of payment or proceeds described in Paragraph 7.5 above and,
                                                 -------------
pursuant to the provisions of this Agreement, LaSalle may, in its sole and absolute discretion, apply the same to and on account of Borrowers' Liabilities in respect of the Term Loans. For the purposes of this Paragraph, each Borrower, irrevocably, hereby makes, constitutes and appoints LaSalle (and all persons designated by LaSalle for that purpose) as each Borrower's true and lawful attorney and agent-in-fact with power, without notice to any Borrower, to take any such actions.

         7.7     Third-Party Collateral Claims. LaSalle, in its sole and
                 -----------------------------
absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of any Borrower under this Agreement or the Other Agreements, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance, or claim asserted by any Person against the LaSalle Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto that are incurred by LaSalle on


                                     35


account thereof shall be part of Borrowers' Liabilities payable by Borrower to LaSalle on demand.

         7.8     No Custom or Waiver. No authorization given by LaSalle
                 -------------------
pursuant to this Agreement or the Other Agreements to sell any specified portion of LaSalle Collateral or any items thereof, and no waiver by LaSalle in connection therewith shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales, with respect to any portion of the LaSalle Collateral or any item thereof not covered by said authorization.

                8. REPRESENTATIONS AND WARRANTIES; COVENANTS

         8.1     Representations and Warranties of Borrower. Each Borrower
                 ------------------------------------------
hereby represents and warrants to Agent and each Lender as of the date hereof and with respect to subsections (a) through (d) and subsections (f) through (y) below, the date of disbursement of each Loan or advance hereunder, as follows:

                 (a)      Corporate Existence and Authority. Each of K-V, PDI,
                          ---------------------------------
         Ethex and Ther-Rx are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, New York and Missouri, respectively, and each is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on its performance, business, assets, liabilities, operations, properties, financial condition or prospects. Each Borrower has the requisite corporate power and authority to conduct its activities as presently conducted, to own its properties and to perform its obligations under this Agreement.

                 (b)      Authorization; No Conflict. The execution, delivery
                          --------------------------
         and performance by each Borrower of this Agreement and the Other Agreements to which each is a party are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) any Borrower's Certificate or Articles of Incorporation or Bylaws or (ii) any law or any contractual restriction binding on or affecting each of K-V, PDI, Ethex or Ther-Rx, or their respective properties, and do not result in or require the creation of any Lien (except as may be created under this Agreement or the Other Agreements) upon or with respect to any of its properties.

                 (c)      No Approval. No authorization or approval or other
                          -----------
         action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Borrower of this Agreement or any Other Agreement to which each Borrower is a party.

                 (d)      Validity and Binding Nature. This Agreement is, and
                          ---------------------------
         the Other Agreements to which each Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency, rehabilitation or moratorium laws or general principles of equity.

                                     36


                 (e)      Financial Statements and Condition. The balance sheet
                          ----------------------------------
         (including the notes thereto) of K-V and its Subsidiaries on a consolidated basis as at March 31, 2004, and the related statements of operations and stockholders' equity and statements of cash flows of K-V and its consolidated Subsidiaries for the fiscal year then ended, have been audited by KPMG LLP and are complete and correct, in accordance with GAAP, and fairly present the financial condition of K-V and its Subsidiaries on a consolidated basis as at such date and the results of the operations of Borrower for the period ended on such date and since March 31, 2004, there has been no material adverse change in any Borrower's financial condition, business, properties or operations. The interim balance sheet (including the notes thereto) of K-V and its Subsidiaries on a consolidated basis as at September 30, 2004, and the related statements of operations and stockholders' equity and statements of cash flows for the period then ended, are complete and correct and fairly present the financial condition of K-V and its Subsidiaries on a consolidated basis at such date, in accordance with GAAP (subject to normal year-end audit adjustments and except as specified in the notes thereto). No Borrower has on the date hereof, nor will have on the date of any Loan or advance made by any Lender hereunder, any material contingent obligations, long-term leases or material forward or long-term commitments, which are required to be reflected in the foregoing statements (and the related notes thereto) and are not so reflected.

                 (f)      Litigation. There is no pending or, to the best
                          ----------
         knowledge of each Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, any Borrower before any court, governmental agency or arbitrator, which, in any case, (i) is reasonably likely to materially and adversely affect the financial condition or operations of any Borrower, (ii) seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) would affect the validity or enforceability of this Agreement or the Other Agreements.

                 (g)      Securities Transaction. No proceeds of any Loan or
                          ----------------------
         advance made by Agent to any Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                 (h)      Regulation U. No Borrower is engaged in the business
                          ------------
         of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Agent or any Lender to any Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                 (i)      ERISA Termination Event and Funding. No ERISA
                          -----------------------------------
         Termination Event has occurred with respect to any Plan and all Plans, to the extent governed by ERISA, meet the minimum funding standards of Section 302 of ERISA.

                 (j)      Withdrawal Liability and Reportable Events. No
                          ------------------------------------------
         Borrower or any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA
         Section 4043, other than a Reportable Event not subject to the 30-day reporting

                                     37


         requirement to the PBGC under applicable regulations) has occurred with respect to any Plan.

                 (k)      Taxes. Each Borrower has filed all tax returns
                          -----
         (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that a Borrower is contesting in good faith by appropriate legal proceedings and as to which proper reserves therefor have been established on the books of each Borrower.

                 (l)      Liens. There are no Liens upon or with respect to any
                          -----
         of the properties of any Borrower or the LaSalle Collateral or any right to receive revenues of any Borrower or the LaSalle Collateral other than Permitted Liens.

                 (m)      Conflicts. No Borrower or any Subsidiary thereof is a
                          ---------
         party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including corporate charters) which is likely to have a material adverse effect on the ability of any Borrower to perform its obligations under this Agreement or the Other Agreements or which would restrict or otherwise limit the incurring of the Debt represented by this Agreement and the Other Agreements.

                 (n)      Environmental Matters. Except as disclosed on
                          ---------------------
         Exhibit 8.1(n) hereto,
         --------------

                          (i) the operations of each Borrower and each Subsidiary, (including, without limitation, all operations and conditions at or in the Facilities) and the Mortgaged Properties comply with all Environmental Laws;

                          (ii) Each Borrower and each Subsidiary have obtained or have timely applied for all Governmental Authorizations under Environmental Laws necessary to their respective operations, if any, and all such Governmental Authorizations as have been obtained are in good standing, and each Borrower and each Subsidiary is in compliance with all terms and conditions of such Governmental Authorizations;

                          (iii) No Borrower nor any Subsidiary has received from any Person (A) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and none of the operations of any Borrower or any Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials at any Facility, the Mortgaged Properties or at any other location;

                          (iv) no operations of any Borrower or any Subsidiary are subject to any investigation or judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

                                     38


                          (v) no Borrower nor any Subsidiary or any of their respective Facilities or operations or the Mortgaged Properties are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                          (vi) no Borrower nor any Subsidiary has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials;

                          (vii) no Borrower nor any Subsidiary or any of their respective predecessors has filed any notice under any Environmental Law indicating past or present treatment, storage, disposal or Release of Hazardous Materials at any Facility or the Mortgaged Properties except in accordance with Environmental Laws, and no Borrower's nor any Subsidiary's operations involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                          (viii) no Hazardous Material exists on, under or about any Facility or the Mortgaged Properties in a manner that is reasonably likely to give rise to an Environmental Claim no Borrower nor any Subsidiary has filed any notice or report of a Release of any Hazardous Materials that is reasonably likely to give rise to an Environmental Claim;

                          (ix) no Borrower nor any Subsidiary or any of their respective predecessors has disposed of any Hazardous Materials in a manner that is reasonably likely to give rise to an Environmental Claim;

                          (x) no underground storage tanks or surface impoundments are on or at any Facility or the Mortgaged Properties; and

                          (xi) no lien in favor of any Person for (a) any liability under any Environmental Laws or (b) damages arising from or costs incurred by such Person in response to a Release or threatened Release has been filed or has been attached to any Facility or the Mortgaged Properties.

                 (o)      Investment Company Act. No Borrower nor any Subsidiary
                          ----------------------
         is an "investment company" or a company "controlled by an "investment company," within the meaning of the Investment Company
         Act of 1940, as amended.

                 (p)      Compliance with Laws. Each Borrower is in compliance
                          --------------------
         with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of each Borrower including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property, except where the failure to be in compliance could not reasonably be expected to have a material adverse effect on the business, financial condition or operations of each Borrower.

                 (q)      Other Agreements. Each Borrower makes each of the
                          ----------------
         representations and warranties of Borrower contained in the Other Agreements to which each Borrower is a

                                     39


party operative and applicable for the benefit of Agent and each Lender as if the same were set forth at length herein.

                 (r)      Subsidiaries. Except as disclosed on Exhibit 8.1(r),
                          ------------                         --------------
         no Borrower has any Subsidiaries.

                 (s)      Labor. Except as disclosed on Exhibit 8.1(s), none of
                          -----                         --------------
         the employees of any Borrower is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings pending or, to any Borrower's knowledge, threatened involving any Borrower and any of its employees and no Borrower has received notice of unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving any Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of any Borrower.

                 (t)      Solvency. Each Borrower has capital sufficient to
                          --------
         carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature, and each Borrower owns property the fair saleable value of which is greater than the amount required to pay each Borrower's Debt. No transfer of property is being made and no Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Borrower or any Affiliate.

                 (u)      Title. Each Borrower has good and merchantable title
                          -----
         to and ownership of its assets, free and clear of all Liens, claims, security interests and other encumbrances except for Permitted Liens.

                 (v)      Credit Agreements. Exhibit 8.1(v) hereto is a complete
                          -----------------  --------------
         and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee or other arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, each Borrower (other than this Agreement) in each case involving, in the aggregate, more than $250,000, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in such exhibit.

                 (w)      Debt. As of the date of this Agreement, no Borrower
                          ----
         has any Debt except for the Permitted Debt or Debt otherwise permitted by this Agreement.

                 (x)      Insurance. Each Borrower is adequately insured under
                          ---------
         its policies of insurance currently in effect, no notice of cancellation has been received with respect to such policies and each Borrower is in material compliance with all conditions contained in such policies.

                 (y)      Accuracy of Information. All factual information
                          -----------------------
         heretofore or contemporaneously furnished by or on behalf of each Borrower to Agent and/or any

                                     40


         Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections referred to below in this Paragraph and factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of each Borrower to Agent and/or any Lender will be true and accurate in every material respect on the date as of which such information is dated or certified, and no Borrower has omitted and nor will omit any material fact necessary to prevent such information from being false or misleading.

         8.2     Affirmative Covenants. At all times prior to the later of the
                 ---------------------
Term Loan Termination Date or the Revolving Credit Termination Date and thereafter for so long as any amounts are due or owing to Agent or any Lender hereunder, each Borrower hereby covenants that it will, unless Agent otherwise consents in writing:

                 (a)      Existence, Etc. Do or cause to be done all things
                          --------------
         necessary to preserve and maintain each Borrower's corporate existence in good standing.

                 (b)      Compliance with Laws, Etc. Comply with all applicable
                          -------------------------
         present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders regarding the operation and maintenance of each Borrower's business.

                 (c)      Payment of Taxes and Other Claims. Pay or discharge
                          ---------------------------------
         or cause to be paid or discharged, before the same shall become delinquent, all material Charges levied or imposed upon any Borrower or upon the income, profits or property of any Borrower, provided, however, that Borrowers shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrowers.

                 (d)      Reporting Requirements. Maintain a system of
                          ----------------------
         accounting in accordance with GAAP consistently applied and shall furnish to Agent and each Lender:

                          (i) as soon as possible and in any event within ten (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer setting forth details of such Event of Default or event and the action which Borrowers have taken or propose to take to cure the same;

                          (ii) as soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by K-V with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of K-V beginning with the quarter ending December 31, 2004, K-V shall immediately deliver to Agent and each Lender an internally-prepared balance sheet of K-V and its Subsidiaries on a consolidated basis as at the end of such quarter and the related statements of

                                     41


                 operations and statements of cash flows of K-V and its Subsidiaries on a consolidated basis for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP (other than footnotes thereto), by an Authorized Officer or Controller (if such Controller is a corporate officer) of K-V;

                          (iii)    as soon as available, copies of the
                 Form 10-K Annual Report or comparable successor report filed by K-V with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within ninety (90) days after the close of each fiscal year of K-V, K-V shall immediately deliver to Agent and each Lender a balance sheet and the related consolidated statements of operations and stockholders' equity and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis as of the end of such fiscal year, fairly and accurately presenting the financial condition of K-V and its Subsidiaries on a consolidated basis as at such date and the results of operations of Borrower and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by KPMG LLP or such other independent certified public accountants acceptable to Agent (the "Accountants");

                          (iv) Together with each delivery of the Annual Reports or financial statements required by subsection (v) above, K-V shall deliver to Agent a certificate executed by the President or Chief Financial Officer of each Borrower stating whether any Event of Default, or event which, with the passage of time or giving of notice or both, would constitute such an Event of Default, currently exists and is continuing and what activities, if any, Borrowers are taking or proposing to take with respect thereto;

                          (v)      concurrently with the delivery of the
                 reports and/or financial statements referred to in Sub-paragraphs (ii) and (iii), a compliance certificate duly completed and executed by both the Chairman of the Board or President and the Chief Financial Officer of each Borrower
                 (a) stating that Borrower has observed and performed all of its covenants and other agreements and satisfied every condition, contained in this Agreement, the Term Note, the Revolving Note and all Other Agreements to which Borrower is a party to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate, (b) stating that, to the best of such officer's knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein, and (c) showing calculations of compliance with the financial covenants set forth in
                 Paragraph 8.2(g) below;
                 ----------------

                                     42


                          (vi) an soon as possible and, in any event, within ninety (90) days of each fiscal year end, a consolidated financial budget of the Borrowers for the next fiscal year, in form and substance acceptable to the Agent;

                          (vii) promptly upon receipt and, in any event, within fifteen (15) days after receipt thereof, copies of all auditors' letters to management and management's response thereto pertaining to the balance sheet and related financial statements of K-V and its Subsidiaries;

                          (viii)   (A) as soon as possible and in any event
                 (i) within thirty (30) days after any Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and (ii) within ten (10) days after any Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer (or designee) of such Borrower describing such ERISA Termination Event and the action, if any, which Borrower, or any such ERISA Affiliate proposes to take with respect thereto;

                                   (B) promptly and in any event within
                 fifteen (15) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from the PBGC, copies of each notice received of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                                   (C) promptly and in any event within
                 fifteen (15) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received concerning the imposition or amount of withdrawal liability which has been assessed pursuant to Section 4202 of ERISA;

                          (ix) within fifteen (15) Business Days after notice to any Borrower of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting any Borrower with an amount in controversy in excess of $750,000;

                          (x) at Agent's request, each Borrower's federal, state and local tax returns as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority;

                          (xi) promptly upon their becoming available, copies of (A) all registration statements and regular periodic reports which K-V shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and (B) all financial statements, reports and proxy statements so mailed; and

                                     43


                          (xii) such other information respecting the condition or operations, financial or otherwise, of any Borrower or any Affiliate as Agent or any Lender may from time to time reasonably request.

                 (e)      Visitation Rights. At least once annually, at any
                          -----------------
         time or times during the regular business hours of Borrowers, permit Agent or any agents or representatives thereof to perform a field audit with respect to the records and books of account of and visit and inspect the properties and assets of each Borrower, and to discuss the affairs and finances and the Mortgaged Properties of Borrowers with each Borrower's officers or directors.

                 (f)      Environmental Disclosure and Inspection.
                          ---------------------------------------

                          (i) Exercise due diligence in order to comply with all Environmental Laws.

                          (ii) Permit Agent, from time to time and in their sole and absolute discretion, to retain, at the Lenders' expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for any Borrower and at reasonable times and subject to reasonable conditions to conduct their own investigation at the Lenders' expense of any Facility currently owned, leased, operated or used by Borrowers or any Subsidiary, and each Borrower agrees to use its respective best efforts to obtain permission for the Lenders' professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Borrowers or any Subsidiary. Borrowers hereby grant to Agent, its agents, employees, consultants, and contractors the right to enter into or on to, at reasonable times, the Facilities currently owned, leased, operated or used by Borrowers or any Subsidiary to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation.

                          (iii) Promptly advise Agent in writing and in reasonable detail upon obtaining knowledge of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Borrowers or any other person in response to (1) any Hazardous Material on, under or about any Facility, the existence of which is reasonably likely to give rise to an Environmental Claim, or (2) any Environmental Claim that could have a material adverse effect on Borrowers or any Subsidiary, (iv) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use there of under any Environmental Laws, and (v) any request for information from any governmental agency indicating that such agency has initiated an investigation as to whether Borrower or any

                                     44


                 Subsidiary may be potentially responsible for a Release or threatened Release of Hazardous Materials.

                          (iv) Promptly notify Agent of (i) any acquisition of stock, assets, or property by any Borrower or any Subsidiary that reasonably could be expected to expose such Borrower to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any Governmental Authorization then held by any Borrower or any Subsidiary, and (ii) any proposed action outside of the normal course of business to be taken by any Borrower or any Subsidiary to commence industrial or other operations that could subject any Borrower or such Subsidiary to additional laws, rules or regulation, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

                          (v) At its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this Paragraph 8.2(f).
                 ----------------

                          (vi) Promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event any Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, such Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities.

                 (g)      Financial Covenants. Each Borrower warrants and
                          -------------------
         represents to and covenants with Agent and each Lender that they shall maintain the following financial covenants on a consolidated basis:

                          (i) Maintain a Total Funded Debt Ratio, at all times, of not greater than 4.00:1.0.

                          (ii) Maintain EBITDA, at all times, of not less than $50,000,000, calculated quarterly for the preceding twelve-month period on a trailing twelve month basis.

                          (iii) Maintain a Fixed Charge Coverage Ratio of not less than 3.75:1.0, calculated quarterly for the preceding twelve month period on a trailing twelve month basis.

                          (iv) Maintain a Senior Leverage Ratio, at all times, of not greater than 1.50:1.0.

                                     45


                          (v)      Not permit the Borrowers' Capital
                 Expenditures on a consolidated basis for any fiscal year to exceed $20,000,000 in the aggregate; provided, however, that the amount of Capital Expenditures may exceed the limit set forth above so long as the aggregate amount of Capital Expenditures are (a) made with funds other than proceeds of Funded Debt classified as current liabilities under GAAP and (b) at all times not in excess of 75% of Borrower's net income, determined in accordance with GAAP, for the period beginning from June 18, 1997 to any date of determination.

                 (h)      Insurance.
                          ---------

                 (i) At its sole cost and expense, keep and maintain business interruption insurance and public liability and property damage insurance relating to its business and properties and its ownership and use of its assets. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts as may be reasonably satisfactory to Agent. Each Borrower shall deliver to Agent a certificate of insurance, and evidence of payment of all premiums then due and owing for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Agent (or LaSalle, as applicable, in the case of all Mortgaged Property) as loss payee and additional insured as its interest may appear; and (B) provide that the insurance companies will give Agent or LaSalle, as applicable, at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled.

                          (i) In the event any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent, or LaSalle, as applicable in the case of all Mortgaged Property, without waiving or releasing any obligation or Event of Default by any Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent or LaSalle deems advisable. All sums so disbursed by Lender or LaSalle, as applicable, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be part of Borrowers' Liabilities, payable by Borrowers to Agent or LaSalle, as applicable, on demand. Borrowers authorize Agent, in Agent's sole discretion, to cause such sums to be paid by making an advance in the amount thereof to the applicable Borrower under the Revolving Loan.

         8.3     Negative Covenants. Prior to the later of the Term Loan
                 ------------------
Termination Date or the Revolving Credit Termination Date and thereafter for so long as any amount is due or owing to Agent or any Lender hereunder, unless Agent shall otherwise consent in writing, no Borrower nor any Subsidiary shall:

                 (a)      Liens, Etc. Create or suffer to exist any Lien or any
                          ----------
         other type of preferential arrangement, upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, except for

                                     46


         Permitted Liens in each case to secure or provide for the payment of any Debt of any Person, except for the permitted Liens set forth on Exhibit 8.3(a) ("Permitted Liens").
            --------------

                 (b)      Maintain Existence, Merger, Etc. (i) dissolve or
                          -------------------------------
         liquidate or amend or modify its Articles or Certificate of Incorporation, as applicable, or the Articles or Certificate of Incorporation of any Affiliate or Subsidiary; or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any assets (whether now owned or hereafter acquired) to any Person except in the ordinary course of business; or (iii) together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any Borrower and such Affiliates (whether now owned or hereafter acquired) to any Person; or (iv) purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of any Person, or enter into any joint venture or become a partner in any partnership; (v) engage in any transaction out of the ordinary course of business; or (vi) merge or consolidate with any Person, except as permitted under
         Exhibit 8.3(b).
         --------------

                 Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or would otherwise occur after giving effect to any acquisition and Borrowers have otherwise complied with all of the provisions of this Agreement (including, but not limited to, Paragraph 2.4 with respect to Supplemental
                             -------------
         Loans), Borrowers may make acquisitions of assets or properties in an aggregate amount not to exceed (i) the amount of cash on hand as reflected on Borrowers' most recent Financials delivered to Bank at the time of such acquisition, plus (ii) no more than Ten Million
                                       ----
         Dollars ($10,000,000) in the aggregate of Loans under the Supplemental Credit Commitment and the Revolving Credit Commitment at any time.

                 (c)      Debt. Incur, create, assume, become or be liable in
                          ----
         any manner with respect to or permit to exist, any Debt except for Permitted Debt.

                 (d)      Investments or Loans. Make or permit to exist
                          --------------------
         investments or loans in or to any other Person, except for (i) salaries and reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business and consistent with past practices,
         (ii) investments in certificates of deposits of a banking institution having a net worth in excess of $100,000,000 or in securities of the United States of America or commercial paper with a P1 rating (all of the foregoing maturing within one year) and
         (iii) investments already made as of the Closing Date as set forth or as otherwise listed on Exhibit 8.3(d) ("Permitted Investments").
                                   --------------

                 (e)      Guaranties. Guaranty, endorse or otherwise in any way
                          ----------
         directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

                 (f)      Stock and Dividends. Redeem, retire, purchase or
                          -------------------
         otherwise acquire, directly or indirectly, any common capital stock of any Borrower or other evidence of

                                     47


         ownership interest, or declare or pay dividends upon any common capital stock of any Borrower or make any distribution of Borrowers' property or assets to any stockholders except Ethex and PDI may declare and pay dividends to K-V. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, K-V may pay dividends or make distributions up to an amount not to exceed twenty-five percent (25%) of K-V's prior fiscal year's consolidated net income, determined in accordance with GAAP, in any one fiscal year.

                 (g)      Transactions with Affiliates or Insiders. Enter into,
                          ----------------------------------------
         or be a party to, any transaction with any Affiliate of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' businesses and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower.

         8.4     Maintenance of Accounts. Each Borrower agrees to maintain
                 -----------------------
its primary operational accounts with LaSalle and shall maintain an average balance of collected, available funds in a non-interest bearing demand deposit account with LaSalle (the "Operating Account") in an amount at least equal to that amount required to compensate LaSalle for its services in maintaining such account. Borrowers acknowledge that LaSalle will charge Borrowers standard service charges in effect from time to time for various services performed by LaSalle in connection with any aspect of the relationship between Borrowers and Lender, and Borrowers hereby agree that if such service charges exceed the credit to Borrowers arising from earnings attributable to funds on deposit with LaSalle in the applicable Operating Account, such service charge deficiency shall be deducted by LaSalle from any Borrower's Operating Account, monthly, in arrears, within ten (10) days following the end of each month. LaSalle may cause interest and other amounts payable on the obligations of Borrowers to LaSalle hereunder to be paid by making a direct charge to the applicable Operating Account in accordance with the terms hereof.

                                 9. DEFAULT

         9.1     Events of Default. The occurrence of any one of the following
                 -----------------
events shall constitute a default (an "Event of Default") under this
Agreement: (a) if any Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements which is required to be performed, kept or observed by any Borrower and such failure continues for thirty (30) days thereafter; (b) any representation or warranty made by any Borrower herein or in any Other Agreement is untrue in any material respect, or any exhibit or certificate furnished by any Borrower or any of its Affiliates, directors, officers, employees, or agents to Agent or any Lender is untrue in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if any Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable; (d) if a material portion of any Borrower's assets or the LaSalle Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within thirty (30) days thereafter; (e) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or

                                     48


if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (f) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against any Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and the same is not terminated or dismissed within forty-five (45) days of filing; (g) if an application is made by any Borrower for the appointment of a receiver, trustee or custodian for any of Borrowers' assets or the LaSalle Collateral; (h) if an application is made by any Person other than such Borrower for the appointment of a receiver, trustee or custodian for the assets of any Borrower or the LaSalle Collateral and the same is not dismissed within forty-five (45) days after the application therefor; (i) if any Borrower is adjudicated insolvent or admits its inability to pay its debts as they become due; (j) if any Borrower is in default in the payment of Debt in an amount in excess of $750,000; (k) if Borrower is in default in the payment of any Debt to Agent or any Lender including, without limitation, any reimbursement obligations for letters of credit issued or to be issued by LaSalle subsequent to the date hereof in connection with the Industrial Development Authority of the County of St. Louis, Missouri, Private Activity Refunding and Revenue Bonds, Series 1989(f) (K-V Pharmaceutical Company Project); (l) if a conservator is appointed for all or any material portion of the assets of any Borrower or the LaSalle Collateral; (m) any election by any Borrower pursuant to Section 443.055 of Missouri Revised Statutes to notify LaSalle that such Borrower is terminating the operation of any applicable Mortgage as security for future advances or future obligations; or (n) Borrowers amend any of the provisions contained in any indenture or other agreement governing the subordination terms of any Subordinated Debt without the prior written consent of the Agent.

         9.2     Cumulative Remedies. All of Agent's rights and remedies
                 -------------------
under this Agreement and the Other Agreements are cumulative and non-exclusive.

         9.3     Acceleration and Termination of Loans. Upon the occurrence
                 -------------------------------------
and during the continuance of an Event of Default, (a) upon notice by Agent to Borrowers, Borrowers' Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under subparagraphs 9.1(d), (e), (f), (g), (h), (i), (l) or (m), in which case Borrowers' Liabilities shall automatically become due and payable without notice or demand, and (b) without notice by Agent to or demand by Agent of Borrowers, the Lenders shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrowers under this Agreement and the Other Agreements.

         9.4     Rights of Creditor. Upon an Event of Default, Agent, in its
                 ------------------
sole and absolute discretion, may exercise any one or more of the rights and remedies accruing (a) under applicable law upon default by a debtor, (b) under any instrument, including, without limitation, the Mortgage and the Assignment of Rents, or (c) under any document or agreement. Nothing contained herein shall interfere with Agent or any Lenders' right under law to set-off the balances of any deposit accounts maintained by any Borrower with any Lender against Borrowers' Liabilities.

         9.5     Injunctive Relief. Each Borrower recognizes that in the event
                 -----------------
any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to the Lenders, and agrees that the Agent and each Lender shall be entitled to temporary and permanent injunctive relief in any

                                     49


such case without the necessity of proving actual damages or the posting of bond, surety or other security.

                               10. THE AGENT

         10.1    Appointment, Powers and Immunities. Each Lender hereby
                 ----------------------------------
irrevocably appoints and authorizes Agent to act as its agent hereunder and under the Other Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the Other Agreements, together with such other powers as are reasonably incidental thereto. Agent (as such term is used shall include its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the Other Agreements, and shall not by reason of this Agreement or the Other Agreements be a trustee for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or the Other Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Other Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Other Agreements or any other document referred to or provided for herein or therein or for any failure by Borrowers or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Other Agreements; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Other Agreements or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and (e) shall not be responsible to Borrowers or any Lender for (i) determining whether or not any of the transactions contemplated hereby qualifies as a highly leveraged transaction ("HLT") as defined by any bank regulatory authority, (ii) notifying any Lender regarding the HLT status of any transaction contemplated hereby or of any change in that status or (iii) the correctness of any determination as to HLT status. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent, and Agent shall have consented to such assignment or transfer.

         10.2    Reliance by Agent. Agent shall be entitled to rely upon any
                 -----------------
certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or the Other Agreements, as between Agent and Lenders, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Lenders, and such instructions of the Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         10.3    Defaults. Agent shall not be deemed to have knowledge or
                 --------
notice of the occurrence of an Event of Default (other than the non-payment of principal of or interest on Loans) unless Agent has received notice from a Lender or Borrowers specifying such Event of

                                     50


Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of an Event of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Paragraph 10.7 hereof) take such action with respect to such Event of
--------------
Default as shall be directed by the Required Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

         10.4    Rights as a Lender. With respect to its Commitment and the
                 ------------------
Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers (and any of their Affiliates) as if it were not acting as Agent, and Agent and its Affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.5    Indemnification. The Lenders agree to indemnify Agent in
                 ---------------
accordance with their respective Pro Rata Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the Other Agreements or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which Borrowers are obligated to pay under Paragraphs 11.12 and 11.18
                                           ----------------     -----
hereof, and including also any payments under any indemnity which Agent is required to issue) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         10.6    Non-Reliance on Agent and other Lenders. Each Lender agrees
                 ---------------------------------------
that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and their Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Other Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrowers of this Agreement or the Other Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrowers or their Affiliates which may come into the possession of Agent or any of its affiliates.

                                     51

         10.7    Failure to Act. Except for action expressly required of Agent
                 --------------
hereunder and under the Other Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Paragraph 10.5 hereof against any
                                        --------------
and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.8    Resignation or Removal of Agent. Subject to the appointment and
                 -------------------------------
acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Representative. Upon any such resignation, the Lenders shall have the right to appoint a successor
Agent which shall be a Lender and, prior to the occurrence of an Event of Default, Representative shall have the right to approve a successor Agent, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the
Lenders, appoint a successor Agent (which is a Lender), which shall be a
Lender which has a combined capital and surplus of at least $500,000,000.
Upon the acceptance of any appointment as Agent hereunder by a successor
Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as
Agent, the provisions of this Article 10 shall continue in effect for its
                              ----------
benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         10.9    Sub-Agents. Each Lender by its execution and delivery of this
                 ----------
Agreement agrees, as contemplated by Paragraph 8.3(d) hereof, that, in the
                                     ----------------
event it shall hold any Permitted Investments referred to herein, such Permitted Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. Each Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

         10.10   Documentation Agent. The naming of any Lender as
                 -------------------
"Documentation Agent" shall not confer any rights or impose any obligations on such Lender except to the extent specially provided herein.

                                11. GENERAL

         11.1    Payment Application Date. Any check, draft, or similar item
                 ------------------------
of payment by or for the account of any Borrower delivered to Agent or any Lender on account of Borrowers' Liabilities shall be applied by Agent or such Lender on account of Borrowers' Liabilities on the date final settlement thereof is reflected by irrevocable credit to Agent or such Lender, as applicable.

         11.2    Statement of Account. Each statement of account by Agent or
                 --------------------
any Lender delivered to Representative relating to Borrowers' Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrowers and Agent or such Lender unless, within ninety (90) days after Borrowers' receipt of said statement,

                                     52


Representative delivers to Agent or such Lender, by registered or certified mail addressed to Agent or such Lender at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

         11.3    Manner of Application; Waiver of Setoff Prohibition. During
                 ---------------------------------------------------
the existence of an Event of Default, each Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Lender on account of Borrowers' Liabilities and Borrowers agree that Agent or any Lender shall have the right, in its absolute and sole discretion, to apply and reapply any and all such payments toward Borrowers' Liabilities in such manner as Agent or such Lender may deem advisable, notwithstanding any entry by Agent or such Lender upon any of its books and records. Each Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Agent or any Lender to obtain payment of Borrowers' Liabilities, including any law that would restrict or limit Agent or such Lender in the exercise of its right to appropriate any indebtedness owing from Agent or such Lender to Borrowers and any deposits or other property of Borrowers in the possession or control of Agent or such Lender and apply the same toward or setoff the same against the payment of Borrowers' Liabilities.

         11.4    Survival of Representations and Warranties. Each Borrower
                 ------------------------------------------
covenants, warrants and represents to the Lenders that all representations and warranties of each Borrower contained in this Agreement and the Other Agreements shall be true at the time of each Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         11.5    Integration; Amendment; Assignment.
                 ----------------------------------

                 (a) This Agreement and the Other Agreements constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements, whether oral or written, except for any agreements between Agent and Representative relating to fees payable for the sole benefit of Agent. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Representative, on behalf of Borrowers, Agent and the Required
         Lenders, or by Representative, on behalf of Borrowers, and the
         Agent acting with the consent of the Required Lenders, and no provision of this Agreement may be waived except with the consent of the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver (pursuant to Paragraph 11.6 below) shall, unless by an
                             --------------
         instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Revolving Loan Commitment or the Supplemental
         Loan Commitment; (ii) extend the date fixed for the payment of principal of or interest on any Revolving Loan or Supplemental
         Loan; (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder; (iv) alter the terms of this Paragraph 11.5; (v)
                                                         --------------
         amend the definition of the term "Required Lenders"; or (vi) waive any of the conditions precedent set forth in Article 6 hereof; and
                                                      ---------
         provided, further, that any amendment of Article 10 hereof, or which

                                     53


         increases the obligations of the Agent hereunder, shall also require the consent of the Agent.

                 (b) Borrowers may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation Borrowers' right, title, interests, remedies, powers and/or duties hereunder or thereunder without the prior written consent of all of the Lenders and the Agent.

                 (c) (i) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more purchasers (a "Purchaser") all or any part of its rights and obligations under this Agreement and the Other Agreements (collectively, the "Loan Documents"). Such assignment shall be evidenced by an assignment agreement substantially in the form of Exhibit 11 hereto (an "Assignment Agreement). The consent
                 ----------
         of the Agent shall be required (not to be unreasonably withheld) prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or with respect to a Purchaser who is an Affiliate where said assignment immediately results in the imposition of increased costs pursuant to Paragraphs 4.4, 4.5 or 4.6 hereof.
            --------------------------

                          (ii)     Upon (A) delivery to the Agent and
                 Representative of a notice of assignment, substantially in the form attached to the Assignment Agreement (a "Notice of Assignment"), together with any consents required by clause
                 (i) above and an executed assignment agreement, and (B) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any Other Agreement executed by the Lenders and shall have all the rights and obligations of a Lender under the Other Agreements, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon consummation of any assignment to a Purchaser pursuant to this Paragraph, the transferor Lender, the Agent and the Representative shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

                 (d) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Commitment and Loan held by it or Commitments and Loans made or to be made by it, in which event the participant shall not have any rights or benefits under this Agreement or the Other Agreements (the participant's rights

                                     54


         against such Lender in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Lender in favor of the participant). All amounts payable by Borrowers to any Lender hereunder, and all obligations, rights and remedies between Borrowers and any Lender selling a participation, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loan and as if such Lender were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participation has been sold. In no event shall a Lender that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under the Other Agreements except that such Lender may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of time or the waiver of any requirement for the reduction or termination, of such Lender's Commitment; (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant; or (iii) the reduction of any payment of principal thereof.

                 (e)      Anything in this Paragraph 11.5 to the contrary
                                           --------------
         notwithstanding, any Lender may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (f) A Lender may furnish any information concerning Borrowers in the possession of such Lender from time to time to assignees and participants (including prospective Purchasers and participants).

                 (g) Notwithstanding anything contained herein to the contrary, prior to the occurrence of an Event of Default, assignments and participations, as applicable, of the Commitments and Loans otherwise permitted pursuant to Paragraphs 11.5(c) and
                                                   ------------------
         (d) above shall be subject to the following further conditions: (i)
         ---
         any such assignment or participation shall be on a pro rata basis in relation to all of the Commitments and Loans held by such assigning or selling Lender; and (ii) any such assignment shall be in a minimum principal amount of $5,000,000.

         11.6    No Waiver. Any Lender's or Agent's failure at any time or times
                 ---------
hereafter to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of such Lender or Agent thereafter to demand strict compliance and performance therewith.
Any suspension or waiver by any Lender or Agent of an Event of Default by Borrowers under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrowers contained in this Agreement or the Other Agreements and no Event of Default by
Borrowers under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by any Lender or Agent unless such suspension or waiver is by an instrument in writing by each Lender and Agent specifying such suspension or waiver and given pursuant to the requirements of
Paragraph 11.5 hereof.
--------------

                                     55


         11.7    Severability. If any provision of this Agreement or the Other
                 ------------
Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

         11.8    Successors and Assigns. This Agreement and the Other
                 ----------------------
Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrowers, the Lenders and Agent.

         11.9    Conflict with Other Agreements. The provisions of the Other
                 ------------------------------
Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         11.10   No Impairment by Termination. Except to the extent provided
                 ----------------------------
to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers, the Lenders or Agent in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrowers contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         11.11   Waivers. Except as otherwise specifically provided in this
                 -------
Agreement, Borrowers waive any and all notice or demand which Borrowers might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lenders or Agent on which Borrowers may in any way be liable and hereby ratifies and confirms whatever Agent or any Lender may do in this regard.

         11.12   Costs, Fees and Expenses Related to Agreement and Other
                 -------------------------------------------------------
Agreements. In accordance with this Agreement on or prior to the date hereof
----------
and thereafter upon demand by Agent or any Lender therefor, Borrowers shall pay or reimburse Agent for all costs, fees and expenses incurred by Agent, or for which Agent becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, attorneys' fees, costs and expenses; search fees, costs and expenses; and all stamp, transfer, mortgage and similar taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrowers' Liabilities consisting of costs, expenses or advances to be reimbursed by Borrowers to Agent pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrowers to Agent on demand.

                                     56


         11.13   Environmental Indemnity. Borrowers agree to indemnify and save
                 -----------------------
each Lender and Agent, its officers, directors, employees and agents, harmless of, from and against any liability, loss, damage or expense
(including reasonable attorneys' fees) to which any Lender or Agent or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by Borrowers of any laws, regulations or ordinances relating to Hazardous Materials, or (b) any Hazardous Materials located or disposed of on or released or transported from any property owned, leased or operated by Borrowers, or any claim of any of the foregoing.

         11.14   Release. Borrowers release each Lender and Agent from any and
                 -------
all causes of action, claims or rights which Borrowers may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) the Lenders' or Agent's directing any Obligor to pay any sums owing to Borrowers directly to Agent in accordance with the terms thereof;
and (b) any other act or omission to act on the part of any Lender or Agent, its officers, agents or employees, except in each instance for willful misconduct and gross negligence of any Lender or Agent.

         11.15   Governing Law. This Agreement and the Other Agreements are
                 -------------
submitted by Borrowers to Agent (for the Lenders' and Agent's acceptance or rejection thereof) at Agent's principal place of business as an offer by Borrowers to borrow monies from the Lenders now and from time to time hereafter and shall not be binding upon the Lenders or become effective until and unless accepted by the Lenders, in writing, at Agent's place of business. If so accepted by the Lenders, this Agreement and the Other Agreements shall be deemed to have been made at Agent's principal place of business. This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Illinois without regard to principles of conflicts of laws as to interpretation, enforcement, validity, construction, effect, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

         11.16   Notices. All notices, consents, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party or parties' name on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

         11.17   FORUM; AGENT; VENUE; JURY TRIAL WAIVER. TO INDUCE THE LENDERS
                 --------------------------------------
TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, EACH BORROWER, IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR
RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT
LOCATED WITHIN SAID CITY AND STATE. EACH BORROWER HEREBY IRREVOCABLY
APPOINTS AND DESIGNATE KURTIS B. REEG OF GALLOP, JOHNSON & NEUMAN, L.C.
WHOSE ADDRESS IS 33 BRONZE POINT, SUITE 801,

                                     57


BELLEVILLE, ILLINOIS, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN SUCH STATE, WHOM REPRESENTATIVE MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN FIVE (5) DAYS' WRITTEN NOTICE THEREOF TO AGENT) AS EACH BORROWER'S TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. EACH BORROWER AGREES THAT THE FOREGOING SHALL NOT BE DEEMED THE EXCLUSIVE METHOD OF SERVICE OF LEGAL PROCESS HEREUNDER. BORROWERS AGREE THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON EACH BORROWER. EACH BORROWER AND LENDERS HEREBY WAIVE ANY RIGHT ANY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ANY BORROWER BY ANY LENDER OR AGENT IN ACCORDANCE WITH THIS PARAGRAPH. BORROWERS AND LENDERS HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS.

         11.18   Other Costs, Fees and Expenses. If at any time or times
                 ------------------------------
hereafter any Lender or Agent: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the Other Agreements,
(ii) to represent such Lender or Agent in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by such Lender, Agent, Borrowers, or any other Person) in any way or respect relating to this Agreement, the Other Agreements or Borrowers' affairs, or (iii) to enforce any rights of such Lender or Agent against Borrowers or any other Person which may be obligated to such Lender or Agent by virtue of this Agreement or the Other Agreements; and/or (b) attempts to or enforces any of such Lenders' or Agent's rights or remedies under the Agreement or the Other Agreements, the reasonable costs and expenses incurred by Agent or any Lender in any manner or way with respect to the foregoing, shall be part of Borrowers' Liabilities, payable by Borrowers to such Lender or Agent on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include:
(i) reasonable attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; (vi) telegram charges; (vii) expenses for travel, lodging and food; and (viii) costs and expenses incurred with respect to exercise or enforcement of Agent's or any Lender's rights hereunder.

         11.19   Revival. To the extent that Agent or any Lender receives any
                 -------
payment on account of Borrowers' Liabilities, or any proceeds of collateral are applied on account of Borrowers' Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrowers' Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Agent or any Lender and applied on account of Borrowers' Liabilities.

         11.20   Acknowledgments. Each Borrower acknowledges that (i) it has
                 ---------------
been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby,

                                     58


(ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of the Lenders and Agent hereunder, including the obligation to advance and lend funds to Borrowers in accordance herewith, shall be strictly construed and shall be expressly subject to each Borrower's compliance in all respects with the terms and conditions herein set forth.

         11.21   Section Headings. Section headings used in this Agreement are
                 ----------------
for convenience only and shall not effect the construction or interpretation of this Agreement.

         11.22   Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         11.23   Effectiveness. This Agreement shall become effective upon the
                 -------------
execution and delivery to Agent of counterparts of this Agreement by Borrowers, the Agent and the Lenders.

         11.24   Reimbursement Among Borrowers. To the extent that any Borrower
                 -----------------------------
shall be required to pay a portion of Borrowers' Liabilities, which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess pro rata, based on their respective receipt of such loans, advances and
--- ----
extensions of credit. This Paragraph 11.24 is intended only to define the
                           ---------------
relative rights of the Borrowers among the Borrowers and nothing set forth in this Paragraph 11.24 is intended to or shall impair the obligations of
        ---------------
Borrowers, jointly and severally, to pay Borrowers' Liabilities to Agent as and when the same shall become due and payable in accordance with the terms hereof.

         11.25   Joint and Several Liability. Except as specifically set forth
                 ---------------------------
herein, the liability of each Borrower for Borrowers' Liabilities in respect of the Revolving Loans and Supplemental Loans under this Agreement and the Other Agreements in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of each Lender's rights and remedies hereunder or at law, Agent, on behalf of Lenders, may proceed under this Agreement and the Other Agreements against any one or more of the Borrowers in its absolute and sole discretion for any of Borrowers' Liabilities or any other liability or obligation of the Borrowers arising hereunder.

         11.26   Patriot Act, Bank Secrecy Act and Office of Foreign Assets
                 ----------------------------------------------------------
Control. As required by federal law and each Lender's policies and
-------
practices, Lenders may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and each Borrower agrees to provide such information. In addition, and without limiting the foregoing sentence, each Borrower shall (a) ensure, and cause each Subsidiary, if applicable, to ensure, that no Person who owns a controlling interest in or otherwise controls any Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any

                                     59


enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary, if applicable, to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended.

                          [SIGNATURE PAGES FOLLOW]



                                     60


         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                   K-V PHARMACEUTICAL COMPANY

                                   By:
                                      ----------------------------
                                   Name: Gerald R. Mitchell
                                   Title: Vice President and
                                          Chief Financial Officer


                                   PARTICLE DYNAMICS, INC.

                                   By:
                                      ----------------------------
                                   Name: Gerald R. Mitchell
                                   Title: Vice President


                                   ETHEX CORPORATION

                                   By:
                                      ----------------------------
                                   Name: Gerald R. Mitchell
                                   Title: Vice President


                                   THER-Rx CORPORATION

                                   By:
                                      ----------------------------
                                   Name: Gerald R. Mitchell
                                   Title: Vice President

                                   Address for Notices for each Borrower:

                                   2503 South Hanley Road
                                   St. Louis, Missouri 63144-2555
                                   Telephone No.: (314) 645-6600
                                   Telecopier No.: (314) 645-6732
                                   Attention:  President


                                   With a copy to:

                                   John P. Walsh, Esq.
                                   Gallop, Johnson & Neuman, L.C.
                                   Interco Corporate Tower
                                   101 South Hanley Road
                                   St. Louis, Missouri 63105
                                   Telephone No.: (314) 615-6000
                                   Telecopier No.: (314) 615-6001


                                   LASALLE BANK NATIONAL
                                   ASSOCIATION, for itself and as Agent

                                   By:
                                      ----------------------------
                                   Title:
                                         -------------------------

                                   Address for Notices:

                                   LaSalle National Bank
                                   135 South LaSalle Street
                                   Chicago, Illinois 60603
                                   Telecopier No.: (312) 904-4364
                                   Telephone No.: (312) 904-8923
                                   Attention: Mr. Chris O'Hara

                                   With a copy to:

                                   Michael A. Nemeroff, Esq.
                                   Vedder, Price, Kaufman & Kammholz, P.C.
                                   222 N. LaSalle Street
                                   Chicago, Illinois 60601-1003
                                   Telecopy No.: (312) 609-5005
                                   Telephone No.: (312) 609-7500


                                   CITIBANK, F.S.B., as Documentation
                                   Agent and as a Lender

                                   By:
                                      ----------------------------
                                   Title: Senior Vice President

                                   Address for Notices:

                                   500 West Madison
                                   Chicago, Illinois 60661
                                   Telecopier No.: (312) 627-3320
                                   Telephone No.: (312) 627-3327
                                   Attention: Mr. Michael Barnett